Exhibit 4.4

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

Unaudited (in thousands of U.S. dollars)

	Notes	June 30, 2021	December 31, 2020
ASSETS
Non-current assets
Rental properties	4	$5,977,912	$6,321,918
Equity-accounted investments in multi-family rental properties	5	140,532	19,913
Equity-accounted investments in Canadian residential developments	6	93,165	74,955
Canadian development properties	7	117,885	110,018
Investments in U.S. residential developments	8	154,370	164,842
Restricted cash		110,758	116,302
Goodwill	11	29,726	108,838
Deferred income tax assets	12	70,984	102,444
Intangible assets	22	10,649	12,363
Other assets	23	82,099	47,990
Derivative financial instruments	19	30	841

Total non-current assets		6,788,110	7,080,424

Current assets
Cash		84,770	55,158
Amounts receivable	15	29,742	25,593
Prepaid expenses and deposits		15,038	13,659

Total current assets		129,550	94,410

Total assets		$6,917,660	$7,174,834

LIABILITIES
Non-current liabilities
Long-term debt	16	$3,248,072	$3,863,316
Convertible debentures	17	—	165,956
Due to Affiliate	18	253,954	251,647
Derivative financial instruments	19	108,562	45,494
Deferred income tax liabilities	12	322,500	298,071
Limited partners’ interests in single-family rental business	24	559,893	356,305
Long-term incentive plan	29	22,594	17,930
Other liabilities	25	27,128	4,599

Total non-current liabilities		4,542,703	5,003,318

Current liabilities
Amounts payable and accrued liabilities	10	98,291	98,290
Resident security deposits		48,414	45,157
Dividends payable	26	11,839	10,641
Current portion of long-term debt	16	25,000	274,190
Convertible debentures	17	167,513	—
Derivative financial instruments	19	14,681	—

Total current liabilities		365,738	428,278

Total liabilities		4,908,441	5,431,596

Equity
Share capital	27	1,359,587	1,192,963
Contributed surplus		20,644	19,738
Cumulative translation adjustment		27,356	23,395
Retained earnings		595,657	499,000

Total shareholders’ equity		2,003,244	1,735,096
Non-controlling interest		5,975	8,142

Total equity		2,009,219	1,743,238

Total liabilities and equity		$6,917,660	$7,174,834

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Approved by the Board of Directors

David Berman	Michael Knowlton

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 1

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Unaudited (in thousands of U.S. dollars, except per share amounts which are in U.S. dollars, unless otherwise indicated)

		For the three months ended		For the six months ended
	Notes	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue from single-family rental properties	13	$105,921	$91,180	$204,395	$178,851
Direct operating expenses	21	(35,177)	(29,932)	(67,479)	(59,583)

Net operating income from single-family rental properties		70,744	61,248	136,916	119,268
Revenue from private funds and advisory services	14	$13,113	$8,122	$22,043	$15,937
Income from equity-accounted investments in multi-family rental properties	5	14,272	162	13,815	217
Income (loss) from equity-accounted investments in Canadian residential developments	6	27	(7)	24	5,090
Other income	7	330	108	535	156
Income (loss) from investments in U.S. residential developments	8	8,251	3,155	14,910	(76,424)
Compensation expense	29	(20,253)	(13,377)	(38,003)	(23,785)
General and administration expense		(9,270)	(7,686)	(17,673)	(17,397)
Transaction costs		(4,408)	(3,214)	(5,637)	(4,445)
Interest expense	20	(37,396)	(31,990)	(73,471)	(66,879)
Fair value gain on rental properties	4	254,312	32,839	366,614	53,476
Fair value loss on derivative financial instruments and other liabilities	19	(41,475)	(450)	(78,647)	(2,594)
Amortization and depreciation expense	22, 23	(2,849)	(2,775)	(5,499)	(5,548)
Realized and unrealized foreign exchange (loss) gain		(2,710)	1,172	(2,540)	(1,752)
Net change in fair value of limited partners’ interests in single-family rental business	24	(49,246)	(9,314)	(75,387)	(14,765)

		109,585	(31,377)	99,041	(154,650)

Income (loss) before income taxes from continuing operations		$193,442	$37,993	$258,000	$(19,445)
Income tax (expense) recovery – current	12	(16)	286	44,457	224
Income tax (expense) recovery – deferred	12	(47,104)	(8,114)	(114,231)	2,853

Net income (loss) from continuing operations		$146,322	$30,165	$188,226	$(16,368)

Loss before income taxes from discontinued operations	3	—	(16,612)	(77,224)	(10,085)
Income tax expense – current	3	—	—	(46,502)	—
Income tax recovery – deferred	3	—	3,788	56,164	3,289

Net loss from discontinued operations		—	(12,824)	(67,562)	(6,796)

Net income (loss)		$146,322	$17,341	$120,664	$(23,164)

Attributable to:
Shareholders of Tricon		145,517	17,047	119,288	(23,965)
Non-controlling interest		805	294	1,376	801

Net income (loss)		$146,322	$17,341	$120,664	$(23,164)

Other comprehensive income
Items that will be reclassified subsequently to net income
Cumulative translation reserve		1,966	3,356	3,961	(3,282)

Comprehensive income (loss) for the period		$148,288	$20,697	$124,625	$(26,446)

Attributable to:
Shareholders of Tricon		147,483	20,403	123,249	(27,247)
Non-controlling interest		805	294	1,376	801

Comprehensive income (loss) for the period		$148,288	$20,697	$124,625	$(26,446)

Basic income (loss) per share attributable to shareholders of Tricon
Continuing operations	28	0.73	0.16	0.95	(0.09)
Discontinued operations	28	—	(0.07)	(0.34)	(0.03)

Basic income (loss) per share attributable to shareholders of Tricon		$0.73	$0.09	$0.61	$(0.12)

Diluted income (loss) per share attributable to shareholders of Tricon
Continuing operations	28	0.72	0.16	0.94	(0.09)
Discontinued operations	28	—	(0.07)	(0.34)	(0.03)

Diluted income (loss) per share attributable to shareholders of Tricon		$0.72	$0.09	$0.60	$(0.12)

Weighted average shares outstanding – basic	28	199,113,835	194,001,974	197,024,375	194,562,871
Weighted average shares outstanding – diluted	28	200,742,510	195,196,126	198,586,256	194,562,871

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

2 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Unaudited (in thousands of U.S. dollars)

	Notes	Share capital	Share capital reserve	Contributed surplus	Cumulative translation adjustment	Retained earnings	Total shareholders’ equity	Non- controlling interest	Total
Balance at January 1, 2021		$1,192,963	$—	$19,738	$23,395	$499,000	$1,735,096	$8,142	$1,743,238
Net income		—	—	—	—	119,288	119,288	1,376	120,664
Bought deal offering	27	161,842	—	—	—	—	161,842	—	161,842
Cumulative translation reserve		—	—	—	3,961	—	3,961	—	3,961
Distributions to non-controlling interest		—	—	—	—	—	—	(3,543)	(3,543)
Dividends/Dividend reinvestment plan	26	2,890	—	—	—	(22,631)	(19,741)	—	(19,741)
Debentures conversion	27	976	—	—	—	—	976	—	976
Stock options		120	—	4	—	—	124	—	124
Shares reserved for restricted share awards		(41)	—	173	—	—	132	—	132
Deferred share units		837	—	729	—	—	1,566	—	1,566

Balance at June 30, 2021		$1,359,587	$—	$20,644	$27,356	$595,657	$2,003,244	$5,975	$2,009,219

Balance at January 1, 2020		$1,201,061	$(13,057)	$20,223	$19,396	$425,515	$1,653,138	$8,044	$1,661,182
Net loss		—	—	—	—	(23,965)	(23,965)	801	(23,164)
Shares repurchased under put rights on common shares issued to acquire Starlight U.S. Multi-Family (No. 5) Core Fund	27	(14,922)	13,057	—	—	—	(1,865)	—	(1,865)
Cumulative translation reserve		—	—	—	(3,282)	—	(3,282)	—	(3,282)
Distributions to non-controlling interest		—	—	—	—	—	—	(997)	(997)
Dividends/Dividend reinvestment plan	26	1,581	—	—	—	(19,387)	(17,806)	—	(17,806)
Stock options		499	—	(1,878)	—	334	(1,045)	—	(1,045)
Shares reserved for restricted share awards		(32)	—	133	—	—	101	—	101
Deferred share units		176	—	760	—	—	936	—	936

Balance at June 30, 2020		$1,188,363	$—	$19,238	$16,114	$382,497	$1,606,212	$7,848	$1,614,060

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 3

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited (in thousands of U.S. dollars)

		For the three months ended		For the six months ended
	Notes	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
CASH PROVIDED BY (USED IN)
Operating activities
Net income (loss)		$146,322	$17,341	$120,664	$(23,164)
Net loss from discontinued operations	3	—	12,824	67,562	6,796
Adjustments for non-cash items	34	(126,223)	(13,186)	(99,570)	41,371
Cash paid for AIP and LTIP		(1,793)	(28)	(7,732)	(3,499)
Distributions to non-controlling interests		(1,397)	—	(3,543)	(997)
Advances made to investments	5, 6, 8	(15,905)	(1,351)	(19,131)	(5,480)
Distributions received from investments	5, 8	17,388	7,279	30,088	58,757
Changes in non-cash working capital items	34	23,485	16,459	(31,655)	1,083

Net cash provided by operating activities from continuing operations		41,877	39,338	56,683	74,867

Net cash provided by (used in) operating activities from discontinued operations	3	—	9,082	(2,593)	7,535

Net cash provided by operating activities		$41,877	$48,420	$54,090	$82,402

Investing activities
Cash acquired in deemed acquisitions		—	—	—	19,662
Acquisition of remaining interest of Canadian development properties	7	—	(7,643)	—	(7,643)
Acquisition of rental properties	4	(393,763)	(14,819)	(557,685)	(109,383)
Capital additions to rental properties	4	(39,055)	(17,334)	(71,314)	(42,748)
Disposition of rental properties	4	5,066	3,330	8,243	8,086
Additions to fixed assets and other non-current assets	7, 23	(13,648)	(1,323)	(17,933)	(7,646)

Net cash used in investing activities from continuing operations		(441,400)	(37,789)	(638,689)	(139,672)

Net cash provided by (used in) investing activities from discontinued operations	3	13,958	(1,583)	421,269	(1,080)

Net cash used in investing activities		$(427,442)	$(39,372)	$(217,420)	$(140,752)

Financing activities
Lease payments	25, 35	(550)	(568)	(1,173)	(1,205)
Issuance (repurchase) of common shares – net of issuance costs	27	160,121	—	160,121	(14,922)
Proceeds from corporate borrowing	35	11,000	12,000	71,000	96,000
Repayments of corporate borrowing	35	(16,089)	(8,153)	(83,155)	(63,721)
Proceeds from rental and development properties borrowing	35	305,690	14,499	459,797	109,292
Repayments of rental and development properties borrowing	35	(358,433)	(29,666)	(406,885)	(31,675)
Proceeds from other liabilities	35	—	1,774	—	1,774
Dividends paid	26	(10,216)	(9,143)	(19,450)	(18,405)
Change in restricted cash		(13,459)	(2,579)	(12,724)	(8,622)
Contributions from limited partners	24	98,306	—	130,955	16,746
Distributions to limited partners	24	(764)	(1,187)	(2,754)	(1,187)

Net cash provided by (used in) financing activities from continuing operations		175,606	(23,023)	295,732	84,075

Net cash used in financing activities from discontinued operations	3	—	(5,796)	(102,849)	(1,164)

Net cash provided by (used in) financing activities		$175,606	$(28,819)	$192,883	$82,911

Effect of foreign exchange rate difference on cash		36	41	59	(51)
Change in cash during the period		(209,923)	(19,730)	29,612	24,510
Cash – beginning of period		294,693	53,148	55,158	8,908

Cash – end of period		$84,770	$33,418	$84,770	$33,418

Supplementary information
Cash paid on
Income taxes		$—	$—	$—	$226
Interest		$31,888	$36,559	$77,218	$80,730

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

4 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

1. NATURE OF BUSINESS

Tricon Residential Inc. (“Tricon” or the “Company”) is an owner and operator of a growing portfolio of approximately 33,000 single-family rental homes and multi-family rental apartments in the United States and Canada with a primary focus on the U.S. Sun Belt. Through its fully integrated operating platform, the Company earns rental income and ancillary revenue from single-family rental properties, income from its investments in multi-family rental properties and residential developments, as well as fees from managing third-party capital associated with its businesses.

Tricon was incorporated on June 16, 1997 under the Business Corporations Act (Ontario) and its head office is located at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7. The Company is domiciled in Canada. Tricon became a public company on May 20, 2010, and its common shares are listed on the Toronto Stock Exchange (“TSX”) (symbol: TCN).

These condensed interim consolidated financial statements were approved for issue on August 10, 2021 by the Board of Directors of Tricon.

2. BASIS OF PRESENTATION

The following is a summary of the significant accounting policies applied in the preparation of these condensed interim consolidated financial statements.

Basis of preparation and measurement

The condensed interim consolidated financial statements are prepared on a going-concern basis and have been presented in U.S. dollars, which is also the Company’s functional currency. All financial information is presented in thousands of U.S. dollars except where otherwise indicated.

These condensed interim consolidated financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting and the same significant accounting policies and methods as those used in the Company’s annual financial statements. They should be read in conjunction with the annual Audited Financial Statements for the year ended December 31, 2020, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) under the historical cost convention, except for:

(i)	Rental properties, which are recorded at fair value with changes in fair value recorded in the consolidated statements of comprehensive income;

(ii)	Canadian development properties, which are recorded at fair value with changes in fair value recorded in the consolidated statements of comprehensive income;

(iii)

Investments in U.S. residential developments, which are accounted for as equity investments and recorded at fair value through profit or loss, as permitted by IAS 28, Investments in Associates and Joint Ventures (“IAS 28”);

(iv)	Derivative financial instruments, which are recorded at fair value through profit or loss; and

(v)	Limited partners’ interests, which are recorded at fair value through profit or loss.

On March 31, 2021, the Company completed the syndication of its U.S. multi-family rental subsidiary, Tricon US Multi-Family REIT LLC, which resulted in a disposition of 80% of the Company’s interest in that subsidiary. Accordingly, the Company reclassified the current- and prior-year period results and cash flows of the U.S. multi-family rental subsidiary as discontinued operations separate from the Company’s continuing operations in accordance with IFRS 5 (Note 3).

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 5

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The accounting impact of the Company’s businesses and their presentation in the Company’s consolidated financial statements are summarized in the table below.

	ACCOUNTING		PRESENTATION
Business segment	Accounting assessment	Accounting methodology	Presentation in Balance Sheet	Presentation in Statement of Income	Presentation of Non-controlling interest
Single-Family Rental
Tricon wholly-owned	Controlled subsidiary	Consolidation	Rental properties	Revenue from single-family rental properties	N/A
SFR JV-1	Controlled subsidiary	Consolidation			Limited partners’ interests (Component of liabilities)
SFR JV-HD	Controlled subsidiary	Consolidation
Multi-Family Rental
U.S. multi-family(1)	Controlled subsidiary for the period between January 1, 2020 and March 30, 2021, and joint venture from March 31, 2021	Consolidation between January 1, 2020 and March 30, 2021, and equity method from March 31, 2021	Rental properties as at December 31, 2020 Equity-accounted investments in multi-family rental properties as at June 30, 2021	Net income (loss) from discontinued operations between January 1, 2020 and March 30, 2021 Income from equity- accounted investments in multi-family rental properties from March 31, 2021	N/A
Canadian multi-family: 592 Sherbourne (The Selby)	Investments in associate	Equity method	Equity-accounted investments in multi-family rental properties	Income from equity- accounted investments in multi-family rental properties	N/A
Canadian residential developments
The Shops of Summerhill	Joint operation for the period between January 1, 2020 and June 22, 2020, and controlled subsidiary from June 23, 2020	Proportionate consolidation between January 1, 2020 and June 22, 2020, and consolidation from June 23, 2020	Canadian development properties	Other income	N/A
The James (Scrivener Square)					N/A
57 Spadina (The Taylor)	Investments in associate	Equity method	Equity-accounted investments in Canadian residential developments	Income from equity- accounted investments in Canadian residential developments	N/A
WDL – Block 8	Joint venture	Equity method			N/A
WDL – Block 20	Joint venture	Equity method			N/A
WDL – Blocks 3/4/7	Joint venture	Equity method			N/A
WDL – Block 10	Joint venture	Equity method			N/A
6–8 Gloucester (The Ivy)	Joint venture	Equity method			N/A
7 Labatt	Joint venture	Equity method			N/A
Queen & Ontario	Joint venture	Equity method			N/A
U.S. residential developments
Build-to-rent	Investments in associates	Equity method(2)	Investments in U.S. residential developments	Income from investments in U.S. residential developments	N/A
For-sale housing	Investments in associates	Equity method(2)			N/A
Private Funds and Advisory
Private funds GP entities	Controlled subsidiary	Consolidation	Consolidated	Revenue from private funds and advisory services	N/A
Johnson development management	Controlled subsidiary	Consolidation	Consolidated		Component of equity

(1)	On March 31, 2021, the Company sold an 80% ownership interest in its U.S. multi-family rental portfolio (Note 3).
(2)

The Company’s investments in U.S. residential developments meet the definition of associates per IAS 28; however, Tricon has elected to apply the exception in paragraph IAS 28.36A, which permits a non-investment company investor to elect to retain investment entity accounting for associates that themselves qualify as investment entities.

6 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

Under IFRS 10, Consolidated Financial Statements, an investment entity is an entity that (i) obtains funds from one or more investors for the purpose of providing them with investment management services, (ii) commits to its investors that its business purpose is to invest funds solely for returns from capital appreciation, investment income (including rental income), or both, and (iii) measures and evaluates the performance of substantially all of its investments on a fair value basis.

The following associates meet the definition of an investment entity, and therefore, all of their project assets held through subsidiaries are measured at fair value.

Name	Dissolution date	Remaining extension period (years)
Tricon Housing Partners US LP	7/1/2022	—
Tricon Housing Partners US Syndicated Pool I LP	6/7/2022	2
Tricon Housing Partners US Syndicated Pool II LP	3/2/2024	2
Tricon Housing Partners US II A LP	11/30/2021	2
Tricon Housing Partners US II B LP	11/30/2021	2
Tricon Housing Partners US II B2 LP	11/30/2021	2
Tricon Housing Partners US II C LP	11/30/2021	2
Tricon Housing Partners Canada III LP	3/22/2022	—
CCR Texas Equity LP	12/31/2022	2
Conroe CS Texas Equity LP	12/31/2023	1
Viridian Equity LP	12/31/2027	1
Vistancia West Holdings LP	12/31/2025	—
Lake Norman Holdings LP	12/31/2025	2
Tegavah Equity LP	10/17/2022	2
Arantine Hills Equity LP	12/31/2028	1
THPAS Holdings JV-1 LLC	N/A	N/A
McKinney Project Equity LLC	N/A	N/A

Changes to comparative figures

Certain comparative figures have been adjusted to conform with the current period presentation, as shown in the table below.

(in thousands of U.S. dollars)	As previously reported	Reclassify property management overhead		Presentation change of asset management fees	Reclassify U.S. multi-family rental to discontinued operations		As adjusted
For the three months ended June 30, 2020
Revenue from private funds and advisory services	$7,328	$	—	$794	$	—	$8,122
Property management overhead	(5,288)		5,288	—		—	—
Compensation expense	(9,912)		(3,465)	—		—	(13,377)
General and administration expense	(5,675)		(1,823)	(794)		606	(7,686)

(in thousands of U.S. dollars)	As previously reported	Reclassify property management overhead		Presentation change of asset management fees	Reclassify U.S. multi-family rental to discontinued operations		As adjusted
For the six months ended June 30, 2020
Revenue from private funds and advisory services	$14,344	$	—	$1,593	$	—	$15,937
Property management overhead	(11,754)		11,754	—		—	—
Compensation expense	(17,010)		(6,775)	—		—	(23,785)
General and administration expense	(11,844)		(4,979)	(1,593)		1,019	(17,397)

(in thousands of U.S. dollars)	As previously reported		Reclassify investment in 592 Sherbourne LP	As adjusted
As at December 31, 2020
Equity-accounted investments in multi-family rental properties	$	—	$19,913	$19,913
Equity-accounted investments in Canadian residential developments		94,868	(19,913)	74,955

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 7

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

Accounting standards and interpretations adopted

Effective January 1, 2021, the Company has adopted the amendments to IFRS 9, Financial Instruments, IAS 39, Financial Instruments: Recognition and Measurement, IFRS 7, Financial Instruments: Disclosure, IFRS 4, Insurance Contracts, and IFRS 16, Leases, as part of phase 2 of its project related to interest rate benchmark reform. The amendments address issues that might affect financial reporting after the reform of an interest rate benchmark, including its replacement with alternative benchmark rates. The adoption of these amendments did not have a significant impact on the Company’s consolidated financial statements.

Accounting standards and interpretations issued but not yet adopted

In January 2020, the IASB issued amendments to IAS 1 to provide a more general approach to the classification of liabilities under IAS 1 based on the contractual arrangements in place at the reporting date. In February 2021, the IASB added an IFRS practice statement to IAS 1 and IAS 8. The amendments to IAS 1 and IAS 8 are effective for annual reporting periods beginning on or after January 1, 2023.

In May 2021, the IASB issued amendments to IAS 12, Income Taxes, to clarify how companies should account for deferred tax on transactions, such as leases and decommissioning obligations. The amendments are effective for annual periods beginning on or after January 1, 2023.

There are no other standards, interpretations or amendments to existing standards that are not yet effective that are expected to have a material impact on the consolidated financial statements of the Company.

3. DISCONTINUED OPERATIONS

On March 31, 2021, the Company sold an 80% interest in its subsidiary, Tricon US Multi-Family REIT LLC, to two institutional investors for net cash consideration of $431,583. Tricon recognized its remaining 20% interest at fair value on the transaction date and proceeded to account for it as an equity-accounted investment (Note 5).

In accordance with IFRS 5, Non-current Assets Held for Sale and Discontinued Operations, the Company reclassified the current-and prior-period results and cash flows of Tricon US Multi-Family REIT LLC as discontinued operations separate from the Company’s continuing operations.

Tricon US Multi-Family REIT LLC became the Company’s subsidiary effective January 1, 2020 through the Company’s transition to a rental housing company. On the date of transition, the Company was required to apply the acquisition method of accounting in accordance with IFRS 3 to all subsidiaries that were previously measured at fair value under investment entity accounting. Accordingly, Tricon US Multi-Family REIT LLC (previously TLR Saturn Master LP and its wholly-owned subsidiaries, collectively) were deemed to have been acquired by the Company. The Company recognized $79,112 of goodwill from Tricon US Multi-Family REIT LLC on the corporate balance sheet on transition due to the recognition of deferred tax liabilities that arose from the difference in the tax bases and the fair values of the net assets acquired.

On March 31, 2021, the goodwill balance was deemed to have been disposed of as part of the disposal group from an accounting perspective. As a result, the Company recognized a loss of $84,427 for the three months ended March 31, 2021, mainly attributable to the derecognition of goodwill as described below.

(in thousands of U.S. dollars)	March 31, 2021
Total consideration(1)	$431,583
Net asset value on disposition	(431,583)
Transaction costs	(3,285)
Derecognition of goodwill and other assets	(81,142)

Loss on sale	$(84,427)

(1)	The balance includes $505 of amounts receivable from investors as at June 30, 2021.

8 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The table below presents the carrying values of the net assets of the disposal group at the date of sale.

(in thousands of U.S. dollars)	March 31, 2021
Net assets
Rental properties	$1,333,406
Goodwill	79,112
Cash and restricted cash	18,553
Net working capital and other	(10,001)
Long-term debt	(800,450)

Net assets of U.S. multi-family rental	620,620
Derecognition of goodwill	(79,112)
Rental properties marked to market on disposition	(2,030)

Net assets value available for sale	539,478
Net assets retained by the Company at 20%	(107,895)

Net assets value for disposition	$431,583

The profit or loss of the discontinued operations was as follows:

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Net operating income from multi-family rental properties	$—	$16,388	$16,224	$33,473
Interest expense	—	(8,260)	(7,845)	(17,314)
Other expenses	—	(2,205)	(1,176)	(3,709)
Fair value loss on rental properties	—	(22,535)	—	(22,535)
Loss on sale	—	—	(84,427)	—

Loss before income taxes from discontinued operations	$—	$(16,612)	$(77,224)	$(10,085)
Income tax expense – current	—	—	(46,502)	—
Income tax recovery – deferred	—	3,788	56,164	3,289

Net loss from discontinued operations	$—	$(12,824)	$(67,562)	$(6,796)

The table below provides a summary of the Company’s cash flows attributed to the discontinued operations.

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Net cash provided by (used in) operating activities from discontinued operations	$—	$9,082	$(2,593)	$7,535
Net cash provided by (used in) investing activities from discontinued operations(1)	13,958	(1,583)	421,269	(1,080)
Net cash used in financing activities from discontinued operations(2)	—	(5,796)	(102,849)	(1,164)

Change in cash during the period from discontinued operations	$13,958	$1,703	$315,827	$5,291

(1)

The balance for the three months ended June 30, 2021 relates to the receipt of cash proceeds from the sale of the portfolio. There were $505 of amounts receivable from investors remaining as at June 30, 2021.

(2)	Includes repayments of the U.S. multi-family credit facility totalling $109,890 for the six months ended June 30, 2021 (2020 – $3,000), net of changes in the restricted cash balance.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 9

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

4. RENTAL PROPERTIES

The Company’s Valuation Committee is responsible for fair value measurements included in the financial statements, including Level 3 measurements. The valuation processes and results are reviewed and approved by the Valuation Committee once every quarter, in line with the Company’s quarterly reporting dates. The Valuation Committee consists of individuals who are knowledgeable and have experience in the fair value techniques for the real estate properties held by the Company. The Valuation Committee decides on the appropriate valuation methodologies for new real estate properties and contemplates changes in the valuation methodology for existing real estate holdings. Additionally, the Valuation Committee analyzes the movements in each property’s (or group of properties’) value, which involves assessing the validity of the inputs applied in the valuation.

The following tables present the changes in the rental property balances for the six months ended June 30, 2021 and the year ended December 31, 2020.

	June 30, 2021
(in thousands of U.S. dollars)	Single-Family Rental	Multi-Family Rental	Total
Opening balance	$4,990,542	$1,331,376	$6,321,918
Acquisitions(1)	557,685	—	557,685
Capital expenditures	71,314	2,030	73,344
Fair value adjustments(2)	366,614	—	366,614
Dispositions(3)	(8,243)	(1,333,406)	(1,341,649)

Balance, end of period	$5,977,912	$—	$5,977,912

(1)	The total purchase price includes $1,356 of capitalized transaction costs in relation to the acquisitions.
(2)	Fair value adjustments include realized fair value gains of $5 for the six months ended June 30, 2021.
(3)	Dispositions for Multi-Family Rental reflect the deconsolidation of the U.S. multi-family rental portfolio on March 31, 2021 (Note 3).

	December 31, 2020
(in thousands of U.S. dollars)	Single-Family Rental	Multi-Family Rental	Total
Opening balance	$4,337,681	$1,344,844	$5,682,525
Acquisitions(1)	356,514	—	356,514
Capital expenditures	93,568	9,067	102,635
Fair value adjustments(2)	220,849	(22,535)	198,314
Dispositions	(18,070)	—	(18,070)

Balance, end of year	$4,990,542	$1,331,376	$6,321,918

(1)	The total purchase price includes $1,913 of capitalized transaction costs in relation to the acquisitions.
(2)	Fair value adjustments include realized fair value losses of $1,685 for the year ended December 31, 2020.

The Company used the following techniques to determine the fair value measurements included in the consolidated financial statements categorized under Level 3.

Single-family rental homes

Valuation methodology

The fair value of single-family rental homes is typically determined by using a combination of Broker Price Opinion (“BPO”) and the Home Price Index (“HPI”) methodologies. In addition, homes that were purchased in the last three to six months (or properties purchased in the year that are not yet stabilized) from the reporting date are recorded at their purchase price plus the cost of capital expenditures as the home values typically do not change materially in the short term, and capital expenditures generally do not significantly impact values in those periods.

BPOs are quoted by independent brokers who hold active real estate licenses and have market experience in the locations and segments of the properties being valued. The brokers value each property based on recent comparable sales and active comparable listings in the area, assuming the properties were all renovated to an average standard in their respective areas. The Company typically obtains a BPO for a property once every three years or when a home is included in a new debt facility.

10 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The HPI methodology is used to update the value, on a quarterly basis, of single-family rental homes that were most recently valued using a BPO as well as single-family rental homes held for more than six months following initial acquisition. The HPI is calculated based on a repeat-sales model using large real estate information databases compiled from public records. The Company uses a probability-weighted twelve-month trailing average HPI change to update the value of its single-family rental homes. The quarterly HPI change is then applied to the previously recorded fair value of the rental homes. The data used to determine the fair value of the Company’s single-family rental homes is specific to the zip code in which the property is located.

The Company performed a valuation at May 31, 2021 for rental homes acquired prior to April 1, 2021, according to its valuation policy and based on the best information available. HPI growth continued across all markets during the quarter (5.2% net of capital expenditures) compared to 0.9% in the same period in the prior year. There were 224 homes valued using the BPO method during the quarter. The combination of the HPI and BPO methodologies resulted in a fair value gain of $254,312 and $366,614 for the three and six months ended June 30, 2021, respectively (2020 – $32,839 and $53,476). Management has assessed the impact of any market changes that occurred subsequent to the date of the valuation and has determined that there were no material changes to the values as at June 30, 2021.

Sensitivity

The weighted average of the quarterly HPI change was 5.2% (2020 – 0.9%). If the change in the quarterly HPI increased or decreased by 0.5%, the impact on the rental properties at June 30, 2021 would be $23,582 and ($23,582), respectively (2020 – $18,417 and ($18,417)).

5. EQUITY-ACCOUNTED INVESTMENTS IN MULTI-FAMILY RENTAL PROPERTIES

The Company’s equity-accounted investments in multi-family rental properties include a joint venture arrangement that operates 23 properties in the U.S. Sun Belt markets, effective as of March 31, 2021, and one 500-suite class A multi-family rental property in Toronto.

On March 31, 2021, the Company completed its previously announced joint venture arrangement with two institutional investors to operate 23 multi-family rental properties (Note 3). The joint venture represents rental properties held in partnership with third parties where decisions relating to the relevant activities of the joint venture require the unanimous consent of all partners.

The Company also holds an investment in an associate (“592 Sherbourne LP”, operating as “The Selby”), a multi-family rental property in Toronto, over which it has significant influence.

These arrangements are accounted for under the equity method.

The following table presents the change in the balance of equity-accounted investments in multi-family rental properties for the six months ended June 30, 2021 and the year ended December 31, 2020.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Opening balance	$19,913	$19,733
Initial recognition of equity-accounted investment in U.S. multi-family rental properties (Note 3)	107,895	—
Advances	453	—
Distributions	(2,082)	(935)
Income from equity-accounted investments in multi-family rental properties	13,815	746
Translation adjustment	538	369

Balance, end of period	$140,532	$19,913

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 11

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The following tables present the ownership interests and carrying values of the Company’s equity-accounted investments in multi-family rental properties. The financial information below discloses each investee at 100% and at Tricon’s ownership interests in the net assets of the investee.

	June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Net assets	Tricon’s share of net assets(1)
Joint venture
Tricon US Multi-Family REIT LLC	U.S. Sun Belt	20%	$11,022	$1,415,203	$20,714	$801,567	$603,944	$120,789
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	7,319	259,216	2,077	128,635	135,823	19,743

Total			$18,341	$1,674,419	$22,791	$930,202	$739,767	$140,532

	December 31, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Net assets	Tricon’s share of net assets(1)
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	$12,988	$252,065	$2,201	$126,008	$136,844	$19,913

Total			$12,988	$252,065	$2,201	$126,008	$136,844	$19,913

(1)

Tricon’s share of net assets of $140,532 (December 31, 2020 – $19,913) is comprised of $141,170 (December 31, 2020 – $20,534) as per the investees’ financial statements less $638 (December 31, 2020 – less $621) of fair value differences arising from the initial recognition of 592 Sherbourne LP on January 1, 2020 and foreign exchange translation adjustments.

	For the three months ended June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint venture
Tricon US Multi-Family REIT LLC	U.S. Sun Belt	20%	$29,385	$(21,727)	$63,367	$71,025	$14,204
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	2,613	(2,163)	—	450	68

Total			$31,998	$(23,890)	$63,367	$71,475	$14,272

	For the three months ended June 30, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	$2,692	$(1,611)	$—	$1,081	$162

Total			$2,692	$(1,611)	$—	$1,081	$162

12 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

	For the six months ended June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint venture
Tricon US Multi-Family REIT LLC	U.S. Sun Belt	20%	$29,385	$(24,473)	$63,367	$68,279	$13,655
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	5,270	(4,206)	—	1,064	160

Total			$34,655	$(28,679)	$63,367	$69,343	$13,815

	For the six months ended June 30, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Associate
592 Sherbourne LP (The Selby)	Toronto, ON	15%	$5,304	$(3,856)	$—	$1,448	$217

Total			$5,304	$(3,856)	$—	$1,448	$217

Based on the assessment of current economic conditions, there are no indicators of impairment for the Company’s equity-accounted investments in multi-family rental properties as at June 30, 2021.

6. EQUITY-ACCOUNTED INVESTMENTS IN CANADIAN RESIDENTIAL DEVELOPMENTS

The Company has entered into certain arrangements in the form of jointly controlled entities and investments in associates for various Canadian multi-family rental developments. Joint ventures represent development properties held in partnership with third parties where decisions relating to the relevant activities of the joint venture require the unanimous consent of the partners. These arrangements are accounted for under the equity method.

The following table presents the change in the balance of equity-accounted investments in Canadian residential developments for the six months ended June 30, 2021 and the year ended December 31, 2020.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Opening balance	$74,955	$55,408
Advances	16,054	4,294
Income from equity-accounted investments in Canadian residential developments	24	13,378
Translation adjustment	2,132	1,875

Balance, end of period	$93,165	$74,955

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 13

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The following tables present the ownership interests and carrying values of the Company’s equity-accounted investments in Canadian residential developments. The financial information below discloses each investee at 100% and at Tricon’s ownership interests in the net assets of the investee.

	June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Net assets	Tricon’s share of net assets(1)
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$6,800	$82,043	$13,030	$44,800	$31,013	$10,345
WDL 8 LP	Toronto, ON	33%	8,996	146,375	15,708	113,827	25,836	8,620
WDL 20 LP	Toronto, ON	33%	1,529	49,256	395	45,354	5,036	1,686
DKT B10 LP(2)	Toronto, ON	33%	2,339	18,491	2,596	13,849	4,385	3,075
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	1,883	62,474	2,255	26,540	35,562	16,845
Labatt Village Holding LP(3)	Toronto, ON	38%	—	44,914	—	—	44,914	16,844
Queen Ontario LP	Toronto, ON	30%	602	111,416	1,540	64,544	45,934	13,780

			22,149	514,969	35,524	308,914	192,680	71,195

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	634	128,605	4,289	52,509	72,441	21,970

Total			$22,783	$643,574	$39,813	$361,423	$265,121	$93,165

	December 31, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Net assets	Tricon’s share of net assets(1)
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$1,050	$70,918	$7,813	$35,454	$28,701	$9,575
WDL 8 LP	Toronto, ON	33%	6,659	112,488	8,083	88,635	22,429	7,483
WDL 20 LP	Toronto, ON	33%	770	45,697	24	43,653	2,790	937
DKT B10 LP(2)	Toronto, ON	33%	2,683	2,551	966	—	4,268	2,994
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	3,587	40,799	3,091	6,676	34,619	16,398
Labatt Village Holding LP(3)	Toronto, ON	38%	—	43,160	16	—	43,144	16,180

			14,749	315,613	19,993	174,418	135,951	53,567

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	448	113,215	3,419	39,724	70,520	21,388

Total			$15,197	$428,828	$23,412	$214,142	$206,471	$74,955

(1)

Tricon’s share of net assets of $93,165 (December 31, 2020 – $74,955) is comprised of $91,164 (December 31, 2020 – $73,007) as per the investees’ financial statements plus $2,001 (December 31, 2020 – $1,948) of fair value differences arising from the initial recognition on January 1, 2020 and foreign exchange translation adjustments.

(2)	Tricon’s share of net assets of DKT B10 LP includes the purchase price paid to third-party partners for a one-third ownership interest in the partnership.
(3)	Labatt Village Holding LP has an 80% ownership interest in the Labatt Village LP project partnership, and therefore Tricon has a 30% effective interest in the project.

14 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

	For the three months ended June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$—	$(1)	$—	$(1)	$—
WDL 8 LP	Toronto, ON	33%	—	(8)	—	(8)	(4)
WDL 20 LP	Toronto, ON	33%	—	—	—	—	—
DKT B10 LP	Toronto, ON	33%	—	—	—	—	—
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	—	—	—	—	—
Labatt Village Holding LP	Toronto, ON	38%	—	(3)	19	16	7
Queen Ontario LP	Toronto, ON	30%	96	(17)	—	79	24

			96	(29)	19	86	27

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	—	—	—	—	—

Total			$96	$(29)	$19	$86	$27

	For the three months ended June 30, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$(5)	$(7)	$—	$(12)	$(4)
WDL 8 LP	Toronto, ON	33%	—	(13)	—	(13)	(5)
WDL 20 LP	Toronto, ON	33%	—	(1)	—	(1)	—
DKT B10 LP	Toronto, ON	33%	—	—	—	—	—
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	—	—	—	—	—
Labatt Village Holding LP	Toronto, ON	38%	—	—	5	5	2

			(5)	(21)	5	(21)	(7)

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	—	—	—	—	—

Total			$(5)	$(21)	$5	$(21)	$(7)

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 15

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

	For the six months ended June 30, 2021
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$2	$(14)	$—	$(12)	$(4)
WDL 8 LP	Toronto, ON	33%	—	(8)	—	(8)	(4)
WDL 20 LP	Toronto, ON	33%	—	—	—	—	—
DKT B10 LP	Toronto, ON	33%	—	—	—	—	—
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	—	—	—	—	—
Labatt Village Holding LP	Toronto, ON	38%	—	(3)	23	20	8
Queen Ontario LP	Toronto, ON	30%	96	(17)	—	79	24

			98	(42)	23	79	24

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	—	—	—	—	—

Total			$98	$(42)	$23	$79	$24

	For the six months ended June 30, 2020
(in thousands of U.S. dollars)	Location	Tricon’s ownership %	Revenue	Expenses	Fair value gains	Net and other comprehensive income	Tricon’s share of net income
Joint ventures
WDL 3/4/7 LP	Toronto, ON	33%	$54	$(51)	$—	$3	$1
WDL 8 LP	Toronto, ON	33%	—	(45)	15,300	15,255	5,085
WDL 20 LP	Toronto, ON	33%	—	(1)	—	(1)	—
DKT B10 LP	Toronto, ON	33%	—	—	—	—	—
6–8 Gloucester LP (The Ivy)	Toronto, ON	47%	—	(2)	—	(2)	(1)
Labatt Village Holding LP	Toronto, ON	38%	—	(13)	25	12	5

			54	(112)	15,325	15,267	5,090

Associates
57 Spadina LP (The Taylor)	Toronto, ON	30%	—	—	—	—	—

Total			$54	$(112)	$15,325	$15,267	$5,090

Based on the assessment of current economic conditions, there are no indicators of impairment of the Company’s equity-accounted investments in Canadian residential developments as at June 30, 2021.

16 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

7. CANADIAN DEVELOPMENT PROPERTIES

The Company’s Canadian development properties include one development project (The James) and an adjacent commercial property (The Shops of Summerhill) in Toronto. The following table presents the changes in the Canadian development properties balance for the six months ended June 30, 2021 and the year ended December 31, 2020.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Opening balance	$110,018	$35,625
Acquisitions	—	65,861
Development expenditures	4,818	2,998
Translation adjustment	3,049	5,534

Balance, end of period	$117,885	$110,018

Property values typically do not change materially in the short term, and development expenditures generally do not significantly impact values in the first twelve months after purchase. Accordingly, Canadian development properties acquired within the past twelve months are recorded at their purchase price plus the cost of development expenditures.

The Company earned $330 and $535 of commercial rental income from The Shops of Summerhill for the three and six months ended June 30, 2021, respectively (2020 – $108 and $156), which is classified as other income.

8. INVESTMENTS IN U.S. RESIDENTIAL DEVELOPMENTS

The Company makes investments in U.S. residential developments via equity investments and loan advances. Advances made to investments are added to the carrying value when paid; distributions from investments are deducted from the carrying value when received.

The following table presents the changes in the investments in U.S. residential developments for the six months ended June 30, 2021 and the year ended December 31, 2020.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Opening balance	$164,842	$300,653
Advances	2,624	3,408
Distributions	(28,006)	(77,443)
Income (loss) from investments in U.S. residential developments(1)	14,910	(61,776)

Balance, end of period	$154,370	$164,842

Internal debt instruments	$8,814	$13,937
Equity	145,556	150,905

Total investments in U.S. residential developments	$154,370	$164,842

(1)	There were no realized gains or losses included in the income from investments in U.S. residential developments for the six months ended June 30, 2021 (2020 – realized loss of $921).

The investments are measured at fair value as determined by the Company’s proportionate share of the fair value of each Investment Vehicle’s net assets at each measurement date. The fair value of each Investment Vehicle’s net assets is determined by the waterfall distribution calculations specified in the relevant governing agreements. The inputs into the waterfall distribution calculations include the fair values of the land development and homebuilding projects and working capital held by the Investment Vehicles. The fair values of the land development and homebuilding projects are based on appraisals prepared by external third-party valuators or on internal valuations using comparable methodologies and assumptions.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 17

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The residential real estate development business involves significant risks that could adversely affect the fair value of Tricon’s investments in for-sale housing, especially in times of economic uncertainty. Quantitative information about fair value measurements of the investments uses the following significant unobservable inputs (Level 3):

		June 30, 2021		December 31, 2020
Valuation technique(s)	Significant unobservable input	Range of inputs	Weighted average of inputs	Range of inputs	Weighted average of inputs	Other inputs and key information
Net asset value, determined using discounted cash flow	a) Discount rate(1) b) Future cash flow c) Appraised value(2)	8.0% – 20.0% 1 – 10 years	16.5% 6.3 years	8.0% – 20.0% 1 – 7 years	14.9% 4.5 years	Entitlement risk, sales risk and construction risk are taken into account in determining the discount rate.

Waterfall distribution model						Price per acre of land, timing of project funding requirements and distributions.

(1)

Generally, an increase in future cash flow will result in an increase in the fair value of debt instruments and fund equity investments. An increase in the discount rate will result in a decrease in the fair value of debt instruments and fund equity investments. The same percentage change in the discount rate will result in a greater change in fair value than the same absolute percentage change in future cash flow.

(2)

As of June 30, 2021, Trinity Falls was measured using the discounted cash flow methodology, whereas it was measured at the transaction price in the comparative period. As a result, there was a significant change in the range of inputs and weighted average inputs disclosed compared to December 31, 2020.

Sensitivity

For those investments valued using discounted cash flows, an increase of 2.5% in the discount rate results in a decrease in fair value of $11,330 and a decrease of 2.5% in the discount rate results in an increase in fair value of $12,712 (December 31, 2020 – ($4,144) and $4,568, respectively).

9. FAIR VALUE ESTIMATION

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these condensed interim consolidated financial statements is determined on this basis, unless otherwise noted.

Inputs to fair value measurement techniques are disaggregated into three hierarchical levels, which are based on the degree to which inputs to fair value measurement techniques are observable by market participants:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the asset’s or liability’s anticipated life.

Level 3 – Inputs are unobservable and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs in determining the estimate.

Fair value measurements are adopted by the Company to calculate the carrying amounts of various assets and liabilities.

Acquisition costs, other than those related to financial instruments classified as FVTPL which are expensed as incurred, are capitalized to the carrying amount of the instrument and amortized using the effective interest method.

18 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The following table provides information about assets and liabilities measured at fair value on the balance sheet and categorized by level according to the significance of the inputs used in making the measurements:

	June 30, 2021			December 31, 2020
(in thousands of U.S. dollars)	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Assets
Rental properties (Note 4)	$—	$—	$5,977,912	$—	$—	$6,321,918
Canadian development properties (Note 7)	—	—	117,885	—	—	110,018
Investments in U.S. residential developments (Note 8)	—	—	154,370	—	—	164,842
Derivative financial instruments (Note 19)	—	30	—	—	841	—

	$—	$30	$6,250,167	$—	$841	$6,596,778

Liabilities
Derivative financial instruments (Note 19)	$—	$123,243	$—	$—	$45,494	$—
Limited partners’ interests in single-family rental business (Note 24)	—	—	559,893	—	—	356,305

	$—	$123,243	$559,893	$—	$45,494	$356,305

There have been no transfers between levels for the six months ended June 30, 2021.

Cash, restricted cash, amounts receivable, amounts payable and accrued liabilities, lease liabilities (included in other liabilities), resident security deposits and dividends payable are measured at amortized cost, which approximates fair value because they are short-term in nature.

10. AMOUNTS PAYABLE AND ACCRUED LIABILITIES

Amounts payable and accrued liabilities consist of the following:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Trade payables and accrued liabilities	$32,767	$31,182
Accrued property taxes	33,314	37,987
AIP liability (Note 29)	12,078	7,120
Income taxes payable	2,303	337
Interest payable	15,443	18,566
Deferred income	81	1,294
Current portion of lease obligations (Note 25)	2,305	1,804

Total amounts payable and accrued liabilities	$98,291	$98,290

11. GOODWILL

On March 31, 2021, the Company disposed of 80% of its interest in the U.S. multi-family rental business and deconsolidated its underlying assets and liabilities (Note 3). Accordingly, $79,112 of goodwill associated with the U.S. multi-family rental business has been removed from the Company’s balance sheet as of March 31, 2021. This resulted in an ending goodwill balance as at June 30, 2021 of $29,726 (December 31, 2020 – $108,838).

Management concluded that the remaining goodwill of $29,726, which was attributable to the Company’s single-family rental business, was not impaired as at June 30, 2021, after considering current economic conditions and underlying cash flows at the single-family rental CGU level.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 19

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

12. INCOME TAXES

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Income tax (expense) recovery – current	$(16)	$286	$44,457	$224
Income tax (expense) recovery – deferred	(47,104)	(8,114)	(114,231)	2,853

Income tax (expense) recovery from continuing operations	$(47,120)	$(7,828)	$(69,774)	$3,077

Income tax expense from discontinued operations – current	–	–	(46,502)	–
Income tax recovery from discontinued operations – deferred	–	3,788	56,164	3,289

Income tax recovery from discontinued operations	–	3,788	9,662	3,289

Income tax (expense) recovery	$(47,120)	$(4,040)	$(60,112)	$6,366

The tax on the Company’s income differs from the theoretical amount that would arise using the weighted average tax rate applicable to income of the consolidated entities as follows:

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Income (loss) before income taxes from continuing operations	$193,442	$37,993	$258,000	$(19,445)
Combined statutory federal and provincial income tax rate	26.50%	26.50%	26.50%	26.50%
Expected income tax expense (recovery)	51,262	10,068	68,370	(5,153)
Non-taxable (gains) losses on investments	(48)	372	(76)	1,111
Non-taxable losses on derivative financial instruments	9,966	115	18,607	693
Foreign tax rate differential(1)	(12,334)	(3,930)	(17,033)	(3,313)
Other, including permanent differences(2)	(1,726)	1,203	(94)	3,585

Income tax expense (recovery) from continuing operations	$47,120	$7,828	$69,774	$(3,077)

(1)

Effective January 1, 2020, the Company’s single-family rental business is subject to the U.S. ordinary income tax rate of 21%, resulting in a reduction in Tricon’s effective tax rate from the Canadian combined statutory income tax rate of 26.5% .

(2)	Other permanent differences are comprised of non-deductible share compensation, non-deductible debentures discount amortization and non-deductible interest expense.

The expected realization of deferred income tax assets and deferred income tax liabilities is as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Deferred income tax assets
Deferred income tax assets to be recovered after more than 12 months	$69,830	$102,444
Deferred income tax assets to be recovered within 12 months	1,154	–

Total deferred income tax assets	$70,984	$102,444

Deferred income tax liabilities
Deferred income tax liabilities reversing after more than 12 months	$322,325	$298,071
Deferred income tax liabilities reversing within 12 months	175	–

Total deferred income tax liabilities	$322,500	$298,071

Net deferred income tax liabilities	$251,516	$195,627

20 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The movement of the deferred income tax accounts was as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Change in net deferred income tax liabilities
Net deferred income tax liabilities, beginning of period	$195,627	$155,974
Charge to the statement of comprehensive income	58,067	40,425
Credit to equity	(1,721)	–
Other	(457)	(772)

Net deferred income tax liabilities, end of period	$251,516	$195,627

The tax effects of the significant components of temporary differences giving rise to the Company’s deferred income tax assets and liabilities were as follows:

(in thousands of U.S. dollars)	Investments	Long-term incentive plan accrual	Issuance costs	Net operating losses	Other	Total
Deferred income tax assets
At December 31, 2020	$16,677	$6,211	$1,702	$72,292	$5,562	$102,444
Addition/(Reversal)	(3,278)	1,055	4,526	(34,401)	638	(31,460)

At June 30, 2021	$13,399	$7,266	$6,228	$37,891	$6,200	$70,984

(in thousands of U.S. dollars)	Investments	Rental properties	Convertible debentures	Deferred placement fees	Other	Total
Deferred income tax liabilities
At December 31, 2020	$–	$297,057	$175	$839	$–	$298,071
Addition/(Reversal)	–	24,569	(31)	(109)	–	24,429

At June 30, 2021	$–	$321,626	$144	$730	$–	$322,500

The Company believes it will have sufficient future income to realize the deferred income tax assets.

13. REVENUE FROM SINGLE-FAMILY RENTAL PROPERTIES

The components of the Company’s revenue from single-family rental properties are as follows:

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Base rent	$87,589	$75,651	$170,462	$147,350
Other revenue(1)	4,726	3,063	8,379	6,660
Non-lease component	13,606	12,466	25,554	24,841

Total revenue from single-family rental properties(2)	$105,921	$91,180	$204,395	$178,851

(1)	Other revenue includes revenue earned on ancillary services and amenities as well as lease administrative fees.
(2)	Revenue from U.S. multi-family rental properties for the three and six months ended June 30, 2021 and 2020 has been reclassified to discontinued operations (Note 3).

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 21

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

14. REVENUE FROM PRIVATE FUNDS AND ADVISORY SERVICES

The components of the Company’s revenue from private funds and advisory services are described in the tables below. Intercompany revenues and expenses between the Company and its subsidiaries, such as property management fees, are eliminated upon consolidation. Under certain arrangements, asset-based fees that are earned from third-party investors in Tricon’s subsidiary entities are billed directly to those investors and are therefore not recognized in the accounts of the applicable subsidiary. These amounts are included in the asset management fees revenue recognized in the statements of comprehensive income.

	For the three months ended June 30, 2021			For the three months ended June 30, 2020
(in thousands of U.S. dollars)	Gross management fees	Less fees eliminated upon consolidation	Total	Gross management fees	Less fees eliminated upon consolidation	Total
Asset management fees(1)	$3,781	$(272)	$3,509	$3,079	$–	$3,079
Performance fees	3,881	–	3,881	131	–	131
Development fees	5,944	(397)	5,547	4,692	–	4,692
Property management fees	16,568	(16,392)	176	10,381	(10,161)	220

Total revenue from private funds and advisory services	$30,174	$(17,061)	$13,113	$18,283	$(10,161)	$8,122

	For the six months ended June 30, 2021			For the six months ended June 30, 2020
(in thousands of U.S. dollars)	Gross management fees	Less fees eliminated upon consolidation	Total	Gross management fees	Less fees eliminated upon consolidation	Total
Asset management fees(1)	$6,379	$(272)	$6,107	$6,412	$–	$6,412
Performance fees	4,573	–	4,573	445	–	445
Development fees	11,793	(782)	11,011	8,614	–	8,614
Property management fees	29,716	(29,364)	352	21,880	(21,414)	466

Total revenue from private funds and advisory services	$52,461	$(30,418)	$22,043	$37,351	$(21,414)	$15,937

(1)	Comparative figures have been adjusted to conform with the current period presentation (Note 2).

15. AMOUNTS RECEIVABLE

Amounts receivable consist of rent receivables, trade receivables, income tax recoverable and other receivables.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Rent receivables	$3,300	$4,274
Trade receivables	8,102	5,263
Income tax recoverable	3,249	3,282
Other receivables(1)	15,091	12,774

Total amounts receivable	$29,742	$25,593

(1)

Other receivables are comprised of amounts due from affiliates and various amounts recoverable from third parties, including $505 of amounts receivable from investors in relation to the syndication of the U.S. multi-family rental portfolio (Note 3).

22 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

16. DEBT

The following table presents a summary of the Company’s outstanding debt as at June 30, 2021:

	June 30, 2021
(in thousands of U.S. dollars)	Maturity dates	Coupon/stated interest rates	Interest rate cap or floor	Effective interest rates	Extension options(1)		Total facility	Outstanding balance
SFR JV-1 subscription facility	August 2021	LIBOR+1.75%	0.50% LIBOR floor	2.25%	N/A $		24,389	$24,335
SFR JV-1 warehouse credit facility(2)	October 2021	LIBOR+2.65%	3.25% LIBOR cap	2.90%		One-year	600,000	493,907
			0.25% LIBOR floor
Warehouse credit facility	November 2021	LIBOR+2.75%	3.00% LIBOR cap	3.00%		One-year	50,000	10,209
			0.25% LIBOR floor
Securitization debt 2017-1(3)	September 2022	3.59%	N/A	3.59%		N/A	457,508	457,508
Term loan(3)	October 2022	LIBOR+2.00%	2.50% LIBOR cap	2.50%		N/A	245,694	220,694
			0.50% LIBOR floor
SFR JV-HD subscription facility(4)	May 2023	LIBOR+1.90%	0.15% LIBOR floor	2.05%		One-year	100,000	30,500
Securitization debt 2017-2(3)	January 2024	3.67%	N/A	3.67%		N/A	362,493	362,493
SFR JV-HD warehouse credit facility(5)	May 2024	LIBOR+1.90%	2.60% LIBOR cap	2.05%		One-year	375,000	–
			0.15% LIBOR floor
Securitization debt 2018-1(3)	May 2025	3.96%	N/A	3.96%		N/A	312,255	312,255
SFR JV-1 securitization debt 2019-1(3)	March 2026	3.12%	N/A	3.12%		N/A	333,245	333,245
SFR JV-1 securitization debt 2020-1(3)	July 2026	2.43%	N/A	2.43%		N/A	553,185	553,185
Securitization debt 2020-2(3)	November 2027	1.94%	N/A	1.94%		N/A	440,177	440,177

Single-family rental properties borrowings				2.96%			3,853,946	3,238,508
Land loan(6),(7)	July 2022	Prime+1.50%	3.95% floor	3.95%		N/A	22,590	22,590
Mortgage(6)	September 2022	3.67%	N/A	3.67%		N/A	12,611	12,611

Canadian development properties borrowings				3.85%			35,201	35,201
Corporate credit facility(8),(9)	June 2024	LIBOR+2.75%	N/A	3.23%		N/A	500,000	14,000
Corporate office mortgages	November 2024	4.25%	N/A	4.30%		N/A	11,236	11,236

Corporate borrowings				3.71%			511,236	25,236

								$3,298,945

Transaction costs (net of amortization)								(24,554)
Debt discount (net of amortization)								(1,319)

Total debt				2.97%			$4,400,383	$3,273,072

Current portion of long-term debt(1)								$25,000
Long-term debt								$3,248,072
Fixed-rate debt – principal value				3.04%				$2,482,710
Floating-rate debt – principal value				2.78%				$816,235

(1)

The Company has the ability to extend the maturity of the loans where an extension option exists and intends to exercise such options wherever available. The current portion of long-term debt reflects the balance after the Company’s extension options have been exercised.

(2)	On May 12, 2021, SFR JV-1 amended its warehouse credit facility and increased the total facility to $600,000. The maturity date, extension option and coupon rate of the facility remained unchanged.
(3)	The term loans and securitization debt are secured, directly and indirectly, by approximately 20,500 single-family rental homes.
(4)	On May 28, 2021, SFR JV-HD entered into a new subscription facility agreement. The facility has a commitment value of $100,000 and a one-year extension option at the lender’s discretion.
(5)	On May 12, 2021, SFR JV-HD entered into a new warehouse credit facility agreement. The facility has a commitment value of $375,000 and a one-year extension option.
(6)	The land loan and mortgage are secured by the land under development at The James (Scrivener Square) and The Shops of Summerhill.
(7)

On June 17, 2021, the maturity date was extended to July 1, 2022, the interest rate was amended to Prime + 1.25%, and the interest rate floor was amended to 3.70%. The changes to the interest rate and the interest rate floor are effective July 1, 2021.

(8)

The Company has provided a general security agreement creating a first priority security interest on the assets of the Company, excluding, among other things, single-family rental homes, multi-family rental properties and interests in for-sale housing. As part of the corporate credit facility, the Company has designated $15,000 to issue letters of credit as security against contingent obligations related to its Canadian multi-family developments. As at June 30, 2021, the letters of credit outstanding totalled $13,516 (C$16,752).

(9)	On June 30, 2021, the Company and its syndicate of lenders completed an amendment and restatement of Tricon’s corporate credit facility, extending the maturity of the facility to June 30, 2024.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 23

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

	December 31, 2020
(in thousands of U.S. dollars)	Maturity dates	Coupon/stated interest rates	Interest rate cap or floor	Effective interest rates	Extension options	Total facility	Outstanding balance
SFR JV-1 subscription facility	August 2021	LIBOR+1.75%	N/A	2.31%	N/A	$150,000	$116,000
SFR JV-1 warehouse credit facility	October 2021	LIBOR+2.65%	3.25% LIBOR cap	3.21%	One-year	300,000	96,610
			0.25% LIBOR floor
Term loan 2(1)	October 2021	LIBOR+1.95%	2.50% LIBOR cap	2.51%	One-year	96,077	96,077
			0.50% LIBOR floor
Warehouse credit facility	November 2021	LIBOR+2.75%	3.00% LIBOR cap	3.31%	One-year	50,000	10,209
			0.25% LIBOR floor
Securitization debt 2017-1	September 2022	3.59%	N/A	3.59%	N/A	459,530	459,530
Term loan	October 2022	LIBOR+2.00%	2.50% LIBOR cap	2.56%	N/A	375,000	374,745
			0.50% LIBOR floor
Securitization debt 2017-2	January 2024	3.66%	N/A	3.66%	N/A	363,598	363,598
Securitization debt 2018-1	May 2025	3.96%	N/A	3.96%	N/A	312,540	312,540
SFR JV-1 securitization debt 2019-1	March 2026	3.12%	N/A	3.12%	N/A	333,358	333,358
SFR JV-1 securitization debt 2020-1	July 2026	2.43%	N/A	2.43%	N/A	553,428	553,428
Securitization debt 2020-2	November 2027	1.94%	N/A	1.94%	N/A	440,506	440,506

Single-family rental properties borrowings				2.94%		3,434,037	3,156,601
U.S. multi-family credit facility	December 2021	LIBOR+3.75%	N/A	4.39%	N/A	109,890	109,890
Mortgage tranche A	November 2023	LIBOR+1.15%	5.35% cap	1.77%	N/A	160,090	160,090
Mortgage tranche B	November 2024	3.92%	N/A	3.92%	N/A	400,225	400,225
Mortgage tranche C	November 2025	3.95%	N/A	3.95%	N/A	240,135	240,135

Multi-family rental properties borrowings				3.61%		910,340	910,340
Land loan	July 2021	Prime+1.50%	3.95% floor	4.17%	N/A	21,991	21,991
Vendor take-back (VTB) loan 2021(1)	August 2021	–	N/A	6.00%	N/A	25,564	25,564
Mortgage	September 2022	3.67%	N/A	3.67%	N/A	12,482	12,482

Canadian development properties borrowings				4.85%		60,037	60,037
Corporate credit facility	July 2022	LIBOR+2.75%	N/A	4.48%	N/A	500,000	26,000
Corporate office mortgages	November 2024	4.25%	N/A	4.30%	N/A	11,089	11,089

Corporate borrowings				4.42%		511,089	37,089

							$4,164,067

Transaction costs (net of amortization)							(25,019)
Debt discount (net of amortization)							(1,542)

Total debt				3.12%		$4,915,503	$4,137,506

Current portion of long-term debt							$274,190
Long-term debt							$3,863,316
Fixed-rate debt – principal value				3.24%			$3,152,455
Floating-rate debt – principal value				2.76%			$1,011,612

(1)	The Company made early repayments on Term loan 2 and the Vendor take-back (VTB) loan 2021. These facilities were fully repaid on May 27, 2021 and June 24, 2021, respectively.

24 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The Company was in compliance with the covenants and other undertakings outlined in all loan agreements.

The scheduled principal repayments and debt maturities are as follows, reflecting the maturity dates after all extensions have been exercised:

(in thousands of U.S. dollars)	Single-family rental borrowings	Canadian development properties borrowings	Corporate borrowings	Total
2021	$24,335	$214	$155	$24,704
2022	1,182,318	34,987	324	1,217,629
2023	30,500	—	338	30,838
2024	362,493	—	24,419	386,912
2025	312,255	—	—	312,255
2026 and thereafter	1,326,607	—	—	1,326,607

	3,238,508	35,201	25,236	3,298,945

Transaction costs (net of amortization)				(24,554)
Debt discount (net of amortization)				(1,319)

Total debt				$3,273,072

Fair value of debt

The table below presents the fair value and the carrying value (net of unamortized deferred financing fees and debt discount) of the fixed-rate loans as at June 30, 2021.

	June 30, 2021
(in thousands of U.S. dollars)	Fair value	Carrying value
Securitization debt 2017-1	$457,329	$457,508
Securitization debt 2017-2	368,335	361,730
Securitization debt 2018-1	323,262	311,699
SFR JV-1 securitization debt 2019-1	341,187	327,289
SFR JV-1 securitization debt 2020-1	559,318	544,431
Securitization debt 2020-2	437,350	433,049
Mortgage	12,697	12,597
Corporate office mortgages	11,722	11,236

Total	$2,511,200	$2,459,539

The carrying value of variable term loans approximates their fair value, since their variable interest terms are indicative of prevailing market prices.

17. CONVERTIBLE DEBENTURES

The host liability component of the outstanding convertible debentures (the “2022 convertible debentures”) recognized on the condensed interim consolidated balance sheets was calculated as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Principal amount outstanding(1)	$171,424	$172,400
Less: Transaction costs (net of amortization)	(1,337)	(2,249)

Liability component on initial recognition	170,087	170,151
Debentures discount (net of amortization)	(2,574)	(4,195)

2022 convertible debentures	$167,513	$165,956

(1)	In the first six months of 2021, $976 principal amount of 2022 convertible debentures was converted into 93,307 common shares.

The above carrying values were recognized at amortized cost after discounting the future interest and principal payments using the effective interest rates. The fair value of the host liability component of the 2022 convertible debentures was $176,434 as of June 30, 2021 and $178,412 as of December 31, 2020. The difference between the amortized cost and implied fair value is a result of the difference between the effective interest rate and the market interest rate for debt with similar terms.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 25

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

18. DUE TO AFFILIATE

Structured entity – Tricon PIPE LLC (the “Affiliate”)

Tricon PIPE LLC was incorporated on August 7, 2020 for the purpose of raising third-party capital through the issuance of preferred units for an aggregate amount of $300,000. The Company has a 100% voting interest in this Affiliate; however, the Company is not required to consolidate this structured entity.

As of June 30, 2021, the Affiliate has a preferred unit liability of $300,000 and a promissory note receivable from Tricon of $300,000. During the six months ended June 30, 2021, the Affiliate earned interest income of $8,625 from the Company and recognized dividends declared of $8,625.

The Company’s obligation with respect to its involvement with the structured entity is equal to the cash flows under the promissory note payable. The Company has not recognized any income or losses in connection with its interest in this unconsolidated structured entity in the six months ended June 30, 2021.

Promissory note – between Tricon entities

The promissory note payable to Tricon PIPE LLC (“Promissory Note” or “Due to Affiliate”) recognized on the condensed interim consolidated balance sheets was calculated as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Principal amount outstanding	$300,000	$300,000
Less: Discount and transaction costs (net of amortization)	(46,046)	(48,353)

Due to Affiliate	$253,954	$251,647

The fair value of the Promissory Note was $279,596 as of June 30, 2021 and $293,465 as of December 31, 2020. The difference between the amortized cost and the implied fair value is a result of the difference between the effective interest rate and the market interest rate for debt with similar terms.

19. DERIVATIVE FINANCIAL INSTRUMENTS

The conversion and redemption features of the convertible debentures are combined pursuant to IFRS 9, Financial Instruments: Recognition and Measurement, and are measured at fair value at each reporting period using model calibration. The conversion and redemption components were valued using a binomial pricing model and then the valued amount was calibrated to the traded price of the underlying debentures. The valuation model uses market-based inputs, including the spot price of the underlying equity, implied volatility of the equity and USD/CAD foreign exchange rates, risk-free rates from the U.S. dollar swap curves and dividend yields related to the equity. The valuation of the conversion and redemption components assumes that the debentures are held to maturity.

Quantitative information about fair value measurements (Level 2) using significant observable inputs other than quoted prices included in Level 1 is as follows:

2022 convertible debentures	June 30, 2021	December 31, 2020
Risk-free rate(1)	0.20%	0.21%
Implied volatility(2)	26.00%	30.69%
Dividend yield(3)	1.96%	2.45%

(1)	Risk-free rates were from the U.S. dollar swap curves matching the terms to maturity of the debentures.
(2)	Implied volatility was computed from the trading volatility of the Company’s stock over a comparable term to maturity and the volatility of USD/CAD exchange rates.
(3)	Dividend yields were from the forecast dividend yields matching the terms to maturity of the debentures.

26 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The Promissory Note contains a mandatory prepayment option that is intermingled with other options in connection with the preferred units issued by Tricon PIPE LLC (including exchange and redemption rights), as exercising the mandatory prepayment option effectively terminates the other options. Although the exchange and redemption rights exist at the Affiliate level, the Affiliate is unable to issue the common shares of the Company upon exercise of one or all of the rights by either party. As a result, such options, in essence, were deemed to be written by the Company and are treated as a single combined financial derivative instrument for valuation purposes in accordance with IFRS 9. The option pricing model for the derivative uses market-based inputs, including the spot price of the underlying equity, implied volatility of the equity and USD/CAD foreign exchange rates, risk-free rates from the U.S. dollar swap curves and dividend yields related to the underlying equity. The valuation of the derivative assumes a 9.75-year expected life of the investment horizon of the unitholders.

Quantitative information about fair value measurements (Level 2) using significant observable inputs other than quoted prices included in Level 1 is as follows:

Due to Affiliate	June 30, 2021	December 31, 2020
Risk-free rate(1)	0.82%	0.40%
Implied volatility(2)	26.43%	31.78%
Dividend yield(3)	1.96%	2.45%

(1)	Risk-free rates were from the U.S. dollar swap curves matching the expected maturity of the Due to Affiliate.
(2)	Implied volatility was computed from the trading volatility of the Company’s stock over a comparable term to maturity and the volatility of USD/CAD exchange rates.
(3)	Dividend yields were from the forecast dividend yields matching the expected maturity of the Due to Affiliate.

The Company also has other types of derivative financial instruments that consist of interest rate caps on the Company’s floating-rate debt and are classified and measured at FVTPL. Interest rate caps are valued using model calibration. Inputs to the valuation model are determined from observable market data wherever possible, including market volatility and interest rates.

The values attributed to the derivative financial instruments are shown below:

(in thousands of U.S. dollars)	Conversion/ redemption options(1)	Exchange/ prepayment options	Interest rate caps	Total
For the six months ended June 30, 2021
Derivative financial assets (liabilities), beginning of period	$841	$(45,494)	$—	$(44,653)
Addition of interest rate caps	—	—	87	87
Fair value loss	(15,522)	(63,068)	(57)	(78,647)

Derivative financial instruments – end of period	$(14,681)	$(108,562)	$30	$(123,213)

For the year ended December 31, 2020
Derivative financial (liabilities) assets, beginning of year	$(657)	$—	$28	$(629)
Addition of derivative financial liability in connection with Due to Affiliate	—	(37,613)	—	(37,613)
Addition of interest rate caps	—	—	11	11
Fair value gain (loss)	1,498	(7,881)	(39)	(6,422)

Derivative financial instruments – end of year	$841	$(45,494)	$—	$(44,653)

(1)	The conversion/redemption options on the 2022 convertible debentures have a maturity date of March 31, 2022 and are presented as current liabilities on the consolidated balance sheets.

For the six months ended June 30, 2021, there was a fair value loss on the embedded derivatives on the 2022 convertible debentures and the Due to Affiliate of $78,590. The fair value loss on the derivatives was primarily driven by an increase in Tricon’s share price, on a USD-converted basis, which served to increase the probability of conversion of debentures and exchange of the preferred units of Tricon PIPE LLC into Tricon common shares.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 27

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

20. INTEREST EXPENSE

Interest expense is comprised of the following:

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
SFR JV-1 subscription facility	$385	$1,069	$1,026	$2,739
SFR JV-1 warehouse credit facility	2,845	2,061	4,280	4,688
Warehouse credit facility	153	320	305	733
Securitization debt 2017-1	4,142	4,159	8,289	8,318
Term loan	2,344	2,561	4,762	6,052
SFR JV-HD subscription facility	90	—	90	—
Securitization debt 2017-2	3,341	3,407	6,689	6,709
SFR JV-HD warehouse credit facility	166	—	166	—
Securitization debt 2018-1	3,109	3,120	6,219	6,242
SFR JV-1 securitization debt 2019-1	2,594	2,597	5,190	5,193
SFR JV-1 securitization debt 2020-1	3,367	—	6,734	—
Securitization debt 2020-2	2,151	—	4,303	—
Term loan 2	573	658	1,191	1,559
Securitization debt 2016-1(1)	—	3,324	—	6,661

Single-family rental interest expense	25,260	23,276	49,244	48,894
Mortgage	117	28	230	56
Vendor take-back (VTB) loan 2020(1)	—	7	—	7

Canadian development properties interest expense(2)	117	35	230	63
Corporate credit facility	734	3,925	1,820	8,466
Corporate office mortgages	120	108	235	221

Corporate interest expense	854	4,033	2,055	8,687
Amortization of financing costs	2,203	1,234	4,251	2,449
Amortization of debt discounts	1,926	864	3,792	1,692
Debentures interest	2,477	2,464	4,928	4,929
Interest on Due to Affiliate	4,312	—	8,625	—
Interest on lease obligation	247	84	346	165

Total interest expense(3)	$37,396	$31,990	$73,471	$66,879

(1)	The securitization debt 2016-1 and vendor take-back (VTB) loan 2020 were fully repaid in 2020.
(2)	Canadian development properties capitalized $656 and $1,164 of interest for the three and six months ended June 30, 2021, respectively (2020 – $205 and $317).
(3)

On March 31, 2021, the Company sold an 80% interest in its U.S. multi-family rental portfolio. As a result, interest expense incurred on the U.S. multi-family rental portfolio has been reclassified to net loss from discontinued operations for the three and six months ended June 30, 2020 to conform with the current period presentation (Note 3).

28 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

21. DIRECT OPERATING EXPENSES

The Company’s expenses are comprised of direct operating expenses for rental properties, compensation, general and administration, interest and depreciation and amortization. Direct operating expenses for rental properties include all attributable expenses incurred at the property level.

The following table lists details of the direct operating expenses for rental properties by type.

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Property taxes	$15,749	$13,726	$30,992	$27,692
Repairs and maintenance(1)	5,457	4,226	10,053	8,370
Turnover(1)	1,699	1,758	3,042	3,338
Property management expenses(1)	7,016	6,003	13,566	11,976
Property insurance(1)	1,443	1,232	2,856	2,442
Marketing and leasing(1)	419	396	775	728
Homeowners’ association (HOA) costs	1,513	1,232	2,838	2,413
Other direct expense(2)	1,881	1,359	3,357	2,624

Direct operating expenses	$35,177	$29,932	$67,479	$59,583

(1)

The comparative period has been reclassified to conform with the current period presentation. Marketing and leasing expenses that were previously included in property management expenses have now been reclassified as a separate line item. Additionally, broker fees of $85 and $170 for the three and six months ended June 30, 2020, respectively, have been reclassified from property insurance to property management expenses.

(2)	Other direct expense includes property utilities and other property operating costs.

22. INTANGIBLE ASSETS

The intangible assets are as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Placement fees	$3,273	$3,764
Customer relationship intangible	2,958	3,215
Contractual development fees	4,418	5,384

Intangible assets	$10,649	$12,363

Amortization expense for the six months ended June 30, 2021 was $1,714 (2020 – $2,063).

23. OTHER ASSETS

The other assets are as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Building	$32,090	$30,602
Furniture, computer and office equipment	10,085	8,015
Right-of-use asset(1)	28,439	6,018
Leasehold improvements	9,584	1,251
Property-related systems software	1,289	1,478
Vehicles	612	626

Other assets(2)	$82,099	$47,990

(1)

On May 1, 2021, the Company entered into an agreement to lease office space in Tustin, California for its own use as its property management headquarters. The lease agreement covers the entire office portion of the property (approximately 78,000 square feet) and has an initial term of 11.5 years with two five-year renewal options. The right-of-use asset and the corresponding lease obligation were initially recognized at $21,638 on May 1, 2021 (Note 25).

(2)

On March 31, 2021, the Company sold an 80% interest in its U.S. multi-family rental portfolio, and as a result, $94 of other assets in relation to the U.S. multi-family rental portfolio were derecognized and corresponding depreciation expense of $6 (2020 – $10) was reclassified to net income from discontinued operations for the six months ended June 30, 2021 (Note 3).

Depreciation expense for the six months ended June 30, 2021 was $3,785 (2020 – $3,485).

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 29

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

24. LIMITED PARTNERS’ INTERESTS IN SINGLE-FAMILY RENTAL BUSINESS

Third-party ownership interests in single-family joint ventures are in the form of limited partnership interests which are classified as liabilities under the provisions of IAS 32. Limited partners’ interests in single-family rental business represent a 66.33% interest in the net assets of the underlying joint ventures.

On May 10, 2021, the Company entered into a new joint venture (“SFR JV-HD”) with two institutional investors to acquire new single-family homes from national and regional homebuilders.

The following table presents the changes in the limited partners’ interests in single-family rental business balance for the six months ended June 30, 2021 and year ended December 31, 2020.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Balance, beginning of period	$356,305	$285,774
Contributions	130,955	66,112
Distributions	(2,754)	(46,162)
Net change in fair value of limited partners’ interests in single-family rental business	75,387	50,581

Balance, end of period	$559,893	$356,305

The net change in fair value of limited partners’ interests in single-family rental business of $75,387 for the six months ended June 30, 2021 represents only unrealized fair value changes driven by increases in the net assets of SFR JV-1 and SFR JV-HD and is linked to fair value changes of the rental properties. If the fair value of rental properties increased or decreased by 1.0%, the impact on the limited partners’ interests in single-family rental business at June 30, 2021 would be $14,641 and ($14,641), respectively (December 31, 2020 – $10,495 and ($10,495)).

25. OTHER LIABILITIES

The Company has multiple office leases, maintenance vehicle leases and office equipment leases. Tricon has 17 leases for office space with fixed lease terms ranging from one to ten years remaining, along with 179 maintenance vehicles under five-year leases in connection with its property management operations.

The carrying value of the Company’s lease obligations is as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Balance, beginning of period	$6,403	$6,524
Addition of lease obligation(1)	23,857	1,966
Interest expense	346	328
Cash payments	(1,173)	(2,415)

Balance, end of period	$29,433	$6,403

Current portion of lease obligations (Note 10)	$2,305	$1,804
Non-current portion of lease obligations	$27,128	$4,599

(1)	Includes $21,638 resulting from a new office lease located in Tustin, California, which commenced on May 1, 2021 (Note 23).

As at June 30, 2021, the carrying value of the Company’s lease obligations was $29,433 (December 31, 2020 – $6,403) and the carrying value of the right-of-use asset was $28,439. During the six months ended June 30, 2021, the Company incurred depreciation expense of $1,473 (2020 – $1,190) on the right-of-use asset.

The present value of the minimum lease payments required for the leases over the next five years and thereafter is as follows:

(in thousands of U.S. dollars) 2021	$1,193
2022	2,576
2023	3,683
2024	4,004
2025	3,708
2026 and thereafter	21,681

Minimum lease payments obligation	36,845
Imputed interest included in minimum lease payments	(7,412)

Lease obligations	$29,433

The current portion of lease obligations is included in amounts payable and accrued liabilities, and the non-current portion of lease obligations is classified as other liabilities.

30 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

26. DIVIDENDS

(in thousands of dollars, except per share amounts)			Common shares outstanding	Dividend amount per share		Total dividend amount		Dividend reinvestment plan (“DRIP”)
Date of declaration	Record date	Payment date		CAD	USD(1)	CAD	USD(1)	CAD	USD(2)
May 11, 2021	June 30, 2021	July 15, 2021	209,618,719	$0.070	$0.056	$14,673	$11,839	$2,028	$1,623
March 2, 2021	March 31, 2021	April 15, 2021	193,856,464	0.070	0.056	13,570	10,792	1,858	1,483

						$28,243	$22,631	$3,886	$3,106

February 24, 2020	March 31, 2020	April 15, 2020	192,772,071	$0.070	$0.049	$13,494	$9,512	$512	$369
May 14, 2020	June 30, 2020	July 15, 2020	192,848,390	0.070	0.051	13,499	9,906	1,773	1,302
August 4, 2020	September 30, 2020	October 15, 2020	193,082,192	0.070	0.052	13,516	10,133	1,978	1,505
November 9, 2020	December 31, 2020	January 15, 2021	193,544,915	0.070	0.055	13,548	10,641	1,780	1,407

						$54,057	$40,192	$6,043	$4,583

(1)

Dividends are issued and paid in Canadian dollars. For reporting purposes, amounts recorded in equity are translated to U.S. dollars using the daily exchange rate on the date of record. Dividends payable of $11,839 recorded on the Company’s balance sheet are translated to U.S. dollars using the period-end exchange rate.

(2)	Dividends reinvested are translated to U.S. dollars using the daily exchange rate on the date common shares are issued.

The Company has a Dividend Reinvestment Plan (“DRIP”) under which eligible shareholders may elect to have their cash dividends automatically reinvested into additional common shares. These additional shares are issued from treasury (or purchased in the open market) at a discount, in the case of treasury issuances, of up to 5% of the Average Market Price, as defined under the DRIP, of the common shares as of the dividend payment date. If common shares are purchased in the open market, they are priced at the average weighted cost to the Company of the shares purchased.

Brokerage, commissions and service fees are not charged to shareholders for purchases or withdrawals of the Company’s shares under the DRIP, and all DRIP administrative costs are assumed by the Company.

For the six months ended June 30, 2021, 304,808 common shares were issued under the DRIP (2020 – 215,329) for a total amount of $2,890 (2020 – $1,581).

27. SHARE CAPITAL

The Company is authorized to issue an unlimited number of common shares. The common shares of the Company do not have par value.

As of June 30, 2021, there were 209,618,719 common shares issued by the Company (December 31, 2020 – 193,544,915), of which 209,245,258 were outstanding (December 31, 2020 – 193,175,802) and 373,461 were reserved to settle restricted share awards in accordance with the Company’s Restricted Share Plan (December 31, 2020 – 369,113) (Note 29).

	June 30, 2021			December 31, 2020
	Number of shares issued (repurchased)	Share capital		Number of shares issued (repurchased)	Share capital
(in thousands of dollars)		USD	CAD		USD	CAD
Beginning balance	193,175,802	$1,192,963	$1,518,845	194,021,133	$1,201,061	$1,529,568
Bought deal offering(1)	15,480,725	161,842	195,438	—	—	—
Shares issued under DRIP(2)	304,808	2,890	3,638	584,974	4,388	5,844
Stock options exercised(3)	21,245	120	160	291,832	1,615	2,133
Deferred share units exercised(4)	173,719	837	1,060	207,040	1,362	1,791
Debentures conversion	93,307	976	1,203	—	—	—
Shares repurchased and reserved for restricted share awards(5)	(4,348)	(41)	(52)	(61,502)	(541)	(694)
Shares repurchased under put rights on common shares issued to acquire Starlight U.S.
Multi-Family (No. 5) Core Fund	—	—	—	(1,867,675)	(14,922)	(19,797)

Ending balance	209,245,258	$1,359,587	$1,720,292	193,175,802	$1,192,963	$1,518,845

(1)

On June 8, 2021, the Company completed the offering, on a bought deal basis, of 15,480,725 common shares at a price of $10.77 (C$13.00) per common share of the Company for gross proceeds of $166,694 (C$201,249 translated to U.S. dollars using the June 8, 2021 exchange rate). Net proceeds from the offering were $161,842 (C$195,438), which reflects $6,573 of equity issuance costs incurred partially offset by $1,721 of deferred tax recoveries.

(2)	In the first six months of 2021, 304,808 common shares were issued under the DRIP at an average price of $9.48 (C$11.94) per share.
(3)	In the first six months of 2021, 85,000 vested stock options were exercised and settled by issuing 21,245 common shares.
(4)	In the first six months of 2021, 220,130 vested deferred share units (DSUs) were exercised and settled by issuing 173,719 common shares.
(5)	In the first six months of 2021, 4,348 shares were reserved at $9.43 (C$11.96) per share in accordance with the DRIP with respect to restricted share awards granted in prior years.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 31

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

28. EARNINGS PER SHARE

Basic

Basic earnings per share is calculated by dividing net income attributable to shareholders of Tricon by the sum of the weighted average number of shares outstanding and vested deferred share units during the period.

(in thousands of U.S. dollars, except per share amounts which are in U.S. dollars)	For the three months ended June 30		For the six months ended June 30
	2021	2020	2021	2020
Net income (loss) from continuing operations	$146,322	$30,165	$188,226	$(16,368)
Non-controlling interest	805	294	1,376	801

Net income (loss) attributable to shareholders of Tricon from continuing operations	145,517	29,871	186,850	(17,169)
Net loss attributable to shareholders of Tricon from discontinued operations	—	(12,824)	(67,562)	(6,796)

Net income (loss) attributable to shareholders of Tricon	$145,517	$17,047	$119,288	$(23,965)

Weighted average number of common shares outstanding	197,562,437	192,520,545	195,472,977	193,081,442
Adjustments for vested units	1,551,398	1,481,429	1,551,398	1,481,429

Weighted average number of common shares outstanding for basic earnings per share	199,113,835	194,001,974	197,024,375	194,562,871

Basic earnings (loss) per share
Continuing operations	$0.73	$0.16	$0.95	$(0.09)
Discontinued operations	—	(0.07)	(0.34)	(0.03)

Basic earnings (loss) per share	$0.73	$0.09	$0.61	$(0.12)

Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all potentially dilutive shares. The Company has five categories of potentially dilutive shares: stock options (Note 29), restricted shares (Note 27), deferred share units (Note 29), convertible debentures (Note 17) and the preferred units issued by the Affiliate that are exchangeable into the common shares of the Company (Note 18). For the stock options, the number of dilutive shares is based on the number of shares that could have been acquired at fair value with the assumed proceeds, if any, from their exercise (determined using the average market price of the Company’s shares for the period then ended). For restricted shares and deferred share units, the number of dilutive shares is equal to the total number of unvested restricted shares and deferred share units. For the convertible debentures and exchangeable preferred units, the number of dilutive shares is based on the number of common shares into which the elected amount would then be convertible or exchangeable. The number of shares calculated as described above is comparable to the number of shares that would have been issued assuming the vesting of the stock compensation arrangement, the conversion of debentures and the exchange of preferred units.

Stock options, restricted shares and deferred share units

For the three months ended June 30, 2021, the Company’s stock compensation plans resulted in 1,628,675 dilutive share units (2020 – 1,194,152), given that it would be advantageous to the holders to exercise their associated rights to acquire common shares, as the exercise prices of these potential shares are below the Company’s average market share price of $10.84 (C$13.31) for the period. Restricted shares and deferred share units are always considered dilutive, as there is no price to the holder associated with receiving or exercising their entitlement, respectively.

For the six months ended June 30, 2021, the Company’s stock compensation plans resulted in 1,561,881 dilutive share units, given that it would be advantageous to the holders to exercise their associated rights to acquire common shares, as the exercise prices of these potential shares are below the Company’s average market share price of $10.27 (C$12.80) for the period. For the six months ended June 30, 2020, the adjustments for stock compensation were anti-dilutive, as their inclusion would result in a lower diluted loss per share; therefore, the impact of stock compensation was excluded.

Convertible debentures

For the three and six months ended June 30, 2021, the Company’s 2022 convertible debentures were anti-dilutive, as debentures interest expense, net of tax, and the fair value loss on derivative financial instruments would result in increased earnings per share upon conversion. Therefore, in computing the diluted weighted average shares outstanding and the associated earnings per share amounts for the three and six months ended June 30, 2021, the impact of the 2022 convertible debentures was excluded (2020 – excluded).

32 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

Preferred units issued by the Affiliate

For the three and six months ended June 30, 2021, the impact of exchangeable preferred units of Tricon PIPE LLC (Note 18) was anti-dilutive, as the associated interest expense, net of tax, and the fair value loss on derivative financial instruments would result in increased earnings per share upon the exchange of the underlying preferred units. Therefore, in computing the diluted weighted average common shares outstanding and the associated earnings per share amounts for the three and six months ended June 30, 2021, the impact of the preferred units was excluded (2020 – N/A).

(in thousands of U.S. dollars, except per share amounts which are in U.S. dollars)	For the three months ended June 30		For the six months ended June 30
	2021	2020	2021	2020
Net income (loss) attributable to shareholders of Tricon from continuing operations	$145,517	$29,871	$186,850	$(17,169)
Adjustment for convertible debentures interest expense – net of tax	—	—	—	—
Adjustment for preferred units interest expense – net of tax	—	—	—	—
Fair value loss on derivative financial instruments and other liabilities	—	—	—	—

Adjusted net income (loss) attributable to shareholders of Tricon from continuing operations	145,517	29,871	186,850	(17,169)
Net loss attributable to shareholders of Tricon from discontinued operations	—	(12,824)	(67,562)	(6,796)

Adjusted net income (loss) attributable to shareholders of Tricon	$145,517	$17,047	$119,288	$(23,965)

Weighted average number of common shares outstanding	199,113,835	194,001,974	197,024,375	194,562,871
Adjustments for stock compensation	1,628,675	1,194,152	1,561,881	—
Adjustments for convertible debentures	—	—	—	—
Adjustments for preferred units	—	—	—	—

Weighted average number of common shares outstanding for diluted earnings per share	200,742,510	195,196,126	198,586,256	194,562,871

Diluted earnings (loss) per share
Continuing operations	$0.72	$0.16	$0.94	$(0.09)
Discontinued operations(1)	—	(0.07)	(0.34)	(0.03)

Diluted earnings (loss) per share	$0.72	$0.09	$0.60	$(0.12)

(1)

For the six months ended June 30, 2021, diluted loss per share from discontinued operations is calculated based on 197,024,375 weighted average number of common shares outstanding. The 1,561,881 units of adjustments for stock compensation are anti-dilutive, as their inclusion would result in a lower diluted loss per share from discontinued operations.

For the three months ended June 30, 2020, diluted loss per share from discontinued operations is calculated based on 194,001,974 weighted average number of common shares outstanding. The 1,194,152 units of adjustments for stock compensation are anti-dilutive, as their inclusion would result in a lower diluted loss per share from discontinued operations.

29. COMPENSATION EXPENSE

The breakdown of compensation expense, including the annual incentive plan (“AIP”) and long-term incentive plan (“LTIP”) related to various compensation arrangements, is set out below. AIP awards include both short-term (cash and one-year DSUs) and long-term (three-year DSUs, stock options, restricted shares and PSUs) incentives.

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Salaries and benefits(1)	$9,750	$8,620	$19,567	$17,045
Annual incentive plan (“AIP”)	5,326	4,073	11,922	6,749
Long-term incentive plan (“LTIP”)	5,177	684	6,514	(9)

Total compensation expense(1)	$20,253	$13,377	$38,003	$23,785

(1)	Comparative figures have been adjusted to conform with the current period presentation (Note 2).

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 33

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The changes to transactions of the various cash-settled and equity-settled arrangements during the period are detailed in the sections below.

Annual incentive plan

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Cash component	$3,250	$2,259	$6,706	$4,768
Restricted shares, share units and stock options	2,076	1,814	5,216	1,981

Total AIP expense	$5,326	$4,073	$11,922	$6,749

The Company’s AIP provides for an aggregate bonus pool based on the sum of all employees’ individual AIP targets. The portion of the pool attributable to senior executive management is market-benchmarked and subject to an adjustment factor, as approved by the Board, of between 50% and 150%, based on achievement of Company performance objectives determined by the Board at the beginning of each year. The final pool is then allocated among employees based on individual and collective performance. AIP awards will be made in cash and equity-based grants, with the proportion of equity-based awards being correlated to the seniority of an individual’s role within the Company.

Cash component

For the six months ended June 30, 2021, the Company recognized $6,706 in cash-based AIP expense (2020 – $4,768), of which $6,500 will be settled in cash in December 2021. The remainder relates to prior-year adjustments that were paid during 2021.

Restricted shares, share units and stock options

For the six months ended June 30, 2021, the Company recognized $5,216 in equity-based AIP expense (2020 – $1,981), of which $827 will be granted in performance share units (PSUs), deferred share units (DSUs), stock options and restricted shares in December 2021. The remaining $4,389 relates to the amortization of PSUs, DSUs, stock options and restricted shares granted in prior years, along with the revaluation of PSUs at each reporting date as the total liability amount is dependent on the Company’s share price.

Long-term incentive plan

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Cash component	$5,083	$502	$6,383	$(2,154)
Share units and stock options	94	182	131	2,145

Total LTIP expense	$5,177	$684	$6,514	$(9)

Cash component

A liability for cash-component LTIP awards is accrued based on expected performance fees that would be generated from the fair value of the assets within each Investment Vehicle but disbursed only when such performance fees are earned and recognized as revenue. Changes in LTIP are primarily caused by changes to fair values of the underlying investments, which result from timing and cash flow changes at the project level of each Investment Vehicle, and changing business conditions.

For the six months ended June 30, 2021, the Company increased its accrual related to cash-component LTIP by $6,383 (2020 – decrease of $2,154) as a result of an increase in expected future performance fees from Investment Vehicles that will be paid to management when cash is received from each investment over time.

The following table summarizes the movement in the LTIP liability:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Balance, beginning of period	$17,930	$21,409
LTIP expense (recovery)	6,383	(2,051)
Payments	(2,173)	(1,579)
Translation adjustment	454	151

Balance, end of period	$22,594	$17,930

34 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

Share units and stock options

For the six months ended June 30, 2021, the Company recorded $131 in equity-based LTIP expense (2020 – $2,145), which relates to current-year entitlements as well as DSUs and stock options granted in prior years. LTIP expense related to income from THP1 US (a U.S. residential development investment) is paid in DSUs vesting in equal tranches over a three-year period commencing on the anniversary date of each grant, pursuant to the LTIP as amended on May 6, 2019. LTIP DSU awards prior to this LTIP amendment date vested equally over a five-year period commencing on the anniversary of each grant. Compensation expense related to the stock options is recognized on a graded vesting basis.

Stock option plan

For the six months ended June 30, 2021, the Company recorded a stock option expense of $125 (2020 – $1,857), comprised of $115 of AIP expense (2020 – $40) and $10 of LTIP expense (2020 – $1,817).

The following table summarizes the movement in the stock option plan during the specified periods:

	For the six months ended June 30, 2021		For the year ended December 31, 2020
	Number of options	Weighted average exercise price (CAD)	Number of options	Weighted average exercise price (CAD)
Opening balance – outstanding	2,241,339	$10.34	4,572,010	$9.24
Granted	—	—	199,380	11.50
Exercised	(85,000)	9.59	(644,717)	7.87
Cancelled	—	—	(1,750,334)	8.55
Forfeited	—	—	(135,000)	9.74

Ending balance – outstanding	2,156,339	$10.37	2,241,339	$10.34

The following table summarizes the stock options outstanding as at June 30, 2021:

		June 30, 2021
Grant date	Expiration date	Options outstanding	Options exercisable	Exercise price of outstanding options (CAD)
November 14, 2016	November 14, 2023	590,000	590,000	$8.85
December 15, 2017	December 15, 2024	940,000	940,000	11.35
December 17, 2018	December 17, 2025	426,959	284,634	9.81
December 15, 2020	December 15, 2027	199,380	—	11.50

Total		2,156,339	1,814,634	$10.37

AIP liability is recorded within amounts payable and accrued liabilities, and the equity component is included in the contributed surplus. The breakdown is presented below.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Amounts payable and accrued liabilities (Note 10)	$12,078	$7,120
Equity – contributed surplus	10,045	8,755

Total AIP	$22,123	$15,875

LTIP liability and equity components are presented on the balance sheet as follows:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
LTIP – liability	$22,594	$17,930
Equity – contributed surplus	9,010	9,557

Total LTIP	$31,604	$27,487

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 35

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

30. SEGMENTED INFORMATION

In accordance with IFRS 8, Operating Segments (“IFRS 8”), the Company discloses information about its reportable segments based upon the measures used by management in assessing the performance of those reportable segments. The Company evaluates segment performance based on the revenue and net income of each operating segment.

Tricon is comprised of four operating segments and five reportable segments. The Company’s corporate office provides support functions, and therefore, it does not represent an operating segment but rather it is included as a reportable segment. The reportable segments are business units offering different products and services, and are managed separately due to their distinct natures although they are related and complementary.

These five reportable segments have been determined by the Company’s chief operating decision-makers.

•	Single-Family Rental business includes owning and operating single-family rental homes primarily within major cities in the U.S. Sun Belt.

•

Multi-Family Rental business includes owning and operating garden-style multi-family rental properties primarily in the U.S. Sun Belt and condominium-quality rental apartments in downtown Toronto. The Selby, a Canadian multi-family rental property, is included within this segment; however, given that it is an equity-accounted investment, its operational results are presented as a single line within this segment. Effective March 31, 2021, Tricon’s investments in U.S. multi-family rental are also presented within income from equity-accounted investments in multi-family rental properties (Note 6).

•

Residential Development business includes designing and developing premier multi-family rental properties in Toronto. Canadian development properties (The James and The Shops of Summerhill) and the Company’s remaining equity-accounted Canadian residential development activities are included in this segment. The segment also includes Tricon’s investments in U.S. residential developments.

•

Private Funds and Advisory business includes providing asset management, property management and development management services. The Company’s asset management services are provided to Investment Vehicles that own the single-family rental homes, multi-family rental properties and residential developments described above. The Company’s property management function generates property management fees, construction management fees and leasing commissions through its technology-enabled platform used to operate the Company’s rental portfolio. In addition, Tricon earns market-based development management fees from its residential developments in the U.S. and Canada.

•

Corporate activities include providing support functions in the areas of accounting, treasury, credit management, information technology, legal, and human resources. Certain corporate costs such as directly identifiable compensation expense incurred on behalf of the Company’s operating segments are allocated to each operating segment, where appropriate. Certain property management activities are also considered as part of corporate-level costs for the purpose of segment reporting. Those costs include salaries of employees engaged in leasing, acquisition, disposition and other property management-related activities.

Any direct property-level operating expenses are included in the net operating income of the single-family rental and multi-family rental businesses to which they belong.

36 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

Inter-segment revenues adjustments

Inter-segment revenues are determined under terms that approximate market value. For the six months ended June 30, 2021, the adjustment to external revenues when determining segmented revenues consists of property management revenues earned from consolidated entities totalling $29,364 (2020 – $21,414), development revenues earned from consolidated entities totalling $782 (2020 – nil) and asset management revenues earned from consolidated entities totalling $272 (2020 – nil), which were eliminated on consolidation to arrive at the Company’s consolidated revenues in accordance with IFRS.

(in thousands of U.S. dollars) For the three months ended June 30, 2021	Single-Family Rental(1)	Multi-Family Rental(1)	Residential Development(1)	Private Funds and Advisory(1)	Corporate(1)	Consolidated results
Revenue from single-family rental properties	$105,921	$—	$—	$—	$—	$105,921
Direct operating expenses	(35,177)	—	—	—	—	(35,177)

Net operating income from single-family rental properties	70,744	—	—	—	—	70,744
Revenue from private funds and advisory services	—	—	—	13,113	—	13,113
Income from equity-accounted investments in multi-family rental properties	—	14,272	—	—	—	14,272
Income from equity-accounted investments in Canadian residential developments	—	—	27	—	—	27
Other income	—	—	330	—	—	330
Income from investments in U.S. residential developments	—	—	8,251	—	—	8,251
Compensation expense	—	—	—	—	(20,253)	(20,253)
General and administration expense	—	—	—	—	(9,270)	(9,270)
Transaction costs	—	—	—	—	(4,408)	(4,408)
Interest expense	—	—	—	—	(37,396)	(37,396)
Fair value gain on rental properties	—	—	—	—	254,312	254,312
Fair value loss on derivative financial instruments	—	—	—	—	(41,475)	(41,475)
Amortization and depreciation expense	—	—	—	—	(2,849)	(2,849)
Realized and unrealized foreign exchange loss	—	—	—	—	(2,710)	(2,710)
Net change in fair value of limited partners’ interests in single-family rental business	—	—	—	—	(49,246)	(49,246)
Income tax expense	—	—	—	—	(47,120)	(47,120)

Net income from continuing operations	$70,744	$14,272	$8,608	$13,113	$39,585	$146,322
Net loss from discontinued operations	—	—	—	—	—	—

Net income	$70,744	$14,272	$8,608	$13,113	$39,585	$146,322

(1)	Financial information for each segment is presented on a consolidated basis.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 37

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

(in thousands of U.S. dollars) For the three months ended June 30, 2020	Single-Family Rental(1)	Multi-Family Rental(1)	Residential Development(1)	Private Funds and Advisory(1)	Corporate(1)	Consolidated results
Revenue from single-family rental properties	$91,180	$—	$—	$—	$—	$91,180
Direct operating expenses	(29,932)	—	—	—	—	(29,932)

Net operating income from single-family rental properties	61,248	—	—	—	—	61,248
Revenue from private funds and advisory services	—	—	—	8,122	—	8,122
Income from equity-accounted investments in multi-family rental properties	—	162	—	—	—	162
Loss from equity-accounted investments in Canadian residential developments	—	—	(7)	—	—	(7)
Other income	—	—	108	—	—	108
Income from investments in U.S. residential developments	—	—	3,155	—	—	3,155
Compensation expense	—	—	—	—	(13,377)	(13,377)
General and administration expense	—	—	—	—	(7,686)	(7,686)
Transaction costs	—	—	—	—	(3,214)	(3,214)
Interest expense	—	—	—	—	(31,990)	(31,990)
Fair value gain on rental properties	—	—	—	—	32,839	32,839
Fair value loss on derivative financial instruments and other liabilities	—	—	—	—	(450)	(450)
Amortization and depreciation expense	—	—	—	—	(2,775)	(2,775)
Realized and unrealized foreign exchange gain	—	—	—	—	1,172	1,172
Net change in fair value of limited partners’ interests in single-family rental business	—	—	—	—	(9,314)	(9,314)
Income tax expense	—	—	—	—	(7,828)	(7,828)

Net income (loss) from continuing operations	$61,248	$162	$3,256	$8,122	$(42,623)	$30,165
Net loss from discontinued operations	—	(12,824)	—	—	—	(12,824)

Net income (loss)	$61,248	$(12,662)	$3,256	$8,122	$(42,623)	$17,341

(1)	Financial information for each segment is presented on a consolidated basis.

38 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

(in thousands of U.S. dollars) For the six months ended June 30, 2021	Single-Family Rental(1)	Multi-Family Rental(1)	Residential Development(1)	Private Funds and Advisory(1)	Corporate(1)	Consolidated results
Revenue from single-family rental properties	$204,395	$—	$—	$—	$—	$204,395
Direct operating expenses	(67,479)	—	—	—	—	(67,479)

Net operating income from single-family rental properties	136,916	—	—	—	—	136,916
Revenue from private funds and advisory services	—	—	—	22,043	—	22,043
Income from equity-accounted investments in multi-family rental properties	—	13,815	—	—	—	13,815
Income from equity-accounted investments in Canadian residential developments	—	—	24	—	—	24
Other income	—	—	535	—	—	535
Income from investments in U.S. residential developments	—	—	14,910	—	—	14,910
Compensation expense	—	—	—	—	(38,003)	(38,003)
General and administration expense	—	—	—	—	(17,673)	(17,673)
Transaction costs	—	—	—	—	(5,637)	(5,637)
Interest expense	—	—	—	—	(73,471)	(73,471)
Fair value gain on rental properties	—	—	—	—	366,614	366,614
Fair value loss on derivative financial instruments	—	—	—	—	(78,647)	(78,647)
Amortization and depreciation expense	—	—	—	—	(5,499)	(5,499)
Realized and unrealized foreign exchange loss	—	—	—	—	(2,540)	(2,540)
Net change in fair value of limited partners’ interests in single-family rental business	—	—	—	—	(75,387)	(75,387)
Income tax expense	—	—	—	—	(69,774)	(69,774)

Net income (loss) from continuing operations	$136,916	$13,815	$15,469	$22,043	$(17)	$188,226
Net loss from discontinued operations	—	(67,562)	—	—	—	(67,562)

Net income (loss)	$136,916	$(53,747)	$15,469	$22,043	$(17)	$120,664

(1)	Financial information for each segment is presented on a consolidated basis.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 39

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

(in thousands of U.S. dollars) For the six months ended June 30, 2020	Single-Family Rental(1)	Multi-Family Rental(1)	Residential Development(1)	Private Funds and Advisory(1)	Corporate(1)	Consolidated results
Revenue from single-family rental properties	$178,851	$—	$—	$—	$—	$178,851
Direct operating expenses	(59,583)	—	—	—	—	(59,583)

Net operating income from single-family rental properties	119,268	—	—	—	—	119,268
Revenue from private funds and advisory services	—	—	—	15,937	—	15,937
Income from equity-accounted investments in multi-family rental properties	—	217	—	—	—	217
Income from equity-accounted investments in Canadian residential developments	—	—	5,090	—	—	5,090
Other income	—	—	156	—	—	156
Loss from investments in U.S. residential developments	—	—	(76,424)	—	—	(76,424)
Compensation expense	—	—	—	—	(23,785)	(23,785)
General and administration expense	—	—	—	—	(17,397)	(17,397)
Transaction costs	—	—	—	—	(4,445)	(4,445)
Interest expense	—	—	—	—	(66,879)	(66,879)
Fair value gain on rental properties	—	—	—	—	53,476	53,476
Fair value loss on derivative financial instruments and other liabilities	—	—	—	—	(2,594)	(2,594)
Amortization and depreciation expense	—	—	—	—	(5,548)	(5,548)
Realized and unrealized foreign exchange loss	—	—	—	—	(1,752)	(1,752)
Net change in fair value of limited partners’ interests in single-family rental business	—	—	—	—	(14,765)	(14,765)
Income tax recovery	—	—	—	—	3,077	3,077

Net income (loss) from continuing operations	$119,268	$217	$(71,178)	$15,937	$(80,612)	$(16,368)
Net loss from discontinued operations	—	(6,796)	—	—	—	(6,796)

Net income (loss)	$119,268	$(6,579)	$(71,178)	$15,937	$(80,612)	$(23,164)

(1)	Financial information for each segment is presented on a consolidated basis.

40 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

31. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties include subsidiaries, associates, joint ventures, structured entities, key management personnel, the Board of Directors (“Directors”), immediate family members of key management personnel and Directors, and entities which are directly or indirectly controlled by, jointly controlled by or significantly influenced by key management personnel, Directors or their close family members.

In the normal course of operations, the Company executes transactions on market terms with related parties that have been measured at the exchange value and are recognized in the consolidated financial statements, including, but not limited to: asset management fees, performance fees and incentive distributions; loans, interest and non-interest bearing deposits; purchase and sale agreements; capital commitments to Investment Vehicles; and development of residential real estate assets. In connection with the Investment Vehicles, the Company has unfunded capital commitments of $264,019 as at June 30, 2021. Transactions and balances between consolidated entities are fully eliminated upon consolidation. Transactions and balances with unconsolidated structured entities are disclosed in Note 18.

Transactions with related parties

The following table lists the related party balances included within the condensed interim consolidated financial statements.

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Revenue from private funds and advisory services	$13,113	$8,122	$22,043	$15,937
Income from equity-accounted investments in multi-family rental properties	14,272	162	13,815	217
Income (loss) from equity-accounted investments in Canadian residential developments	27	(7)	24	5,090
Income (loss) from investments in U.S. residential developments	8,251	3,155	14,910	(76,424)

Net income (loss) recognized from related parties	$35,663	$11,432	$50,792	$(55,180)

Balances arising from transactions with related parties

The items set out below are included on various line items in the Company’s condensed interim consolidated financial statements.

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Receivables from related parties included in amounts receivable
Contractual fees and other receivables from investments managed	$14,742	$8,855
Employee relocation housing loans(1)	1,974	2,001
Loan receivables from portfolio investments	8,814	13,937
Annual incentive plan(2)	22,123	15,875
Long-term incentive plan(2)	31,604	27,487
Dividends payable	452	440
Other payables to related parties included in amounts payable and accrued liabilities	237	972

(1)	The employee relocation housing loans are non-interest bearing for a term of ten years, maturing between 2024 and 2028.
(2)	Balances from compensation arrangements are due to employees deemed to be key management of the Company.

The receivables are unsecured and non-interest bearing. There are no provisions recorded against receivables from related parties at June 30, 2021 (December 31, 2020 – nil).

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 41

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

32. FINANCIAL RISK MANAGEMENT

The Company is exposed to the following risks as a result of holding financial instruments: market risk (i.e., interest rate risk, foreign currency risk and other price risk that may impact the fair value of financial instruments), credit risk and liquidity risk. The following is a description of these risks and how they are managed.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk includes the risk of changes in interest rates, foreign currency rates and changes in market prices due to other factors, such as changes in equity prices or credit spreads. The Company manages market risk from foreign currency assets and liabilities and the impact of changes in currency exchange rates and interest rates by funding assets with financial liabilities in the same currency and with similar interest rate characteristics, and by holding financial contracts such as interest rate derivatives to minimize residual exposures.

The sensitivities to market risks included below are based on a change in one factor while holding all other factors constant. In practice, this is unlikely to occur, and changes in some of the factors may be correlated – for example, changes in interest rates and changes in foreign currency rates.

Financial instruments held by the Company that are subject to market risk include other financial assets, borrowings and derivative instruments such as interest rate cap contracts.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The observable impacts on the fair values and future cash flows of financial instruments that can be directly attributable to interest rate risk include changes in the net income from financial instruments whose cash flows are determined with reference to floating interest rates and changes in the value of financial instruments whose cash flows are fixed in nature.

The Company’s assets largely consist of long-term interest-sensitive physical real estate assets. Accordingly, the Company’s financial liabilities consist primarily of long-term fixed-rate debt or floating-rate debt. These financial liabilities are recorded at their amortized cost. The Company also holds interest rate caps to limit its exposure to increases in interest rates on floating-rate debt and sometimes holds interest rate contracts to lock in fixed rates on anticipated future debt issuances and as an economic hedge against the changes in the value of long-term interest-sensitive physical real estate assets that have not been otherwise matched with fixed-rate debt. Borrowings issued at variable rates expose the Company to cash flow interest rate risk. To limit its exposure to interest rate risk, the Company has a mixed portfolio of fixed-rate and variable-rate debt, with $2,482,710 in fixed-rate debt and $816,235 in variable-rate debt as at June 30, 2021. If interest rates had been 50 basis points higher or lower, with all other variables held constant, interest expense would have increased (decreased) by:

For the six months ended June 30 (in thousands of U.S. dollars)	2021		2020
	50 bps increase	50 bps decrease	50 bps increase	50 bps decrease
Interest expense	$921	$(75)	$3,274	$(3,274)

Foreign currency risk

Changes in foreign currency rates will impact the carrying value of financial instruments denominated in currencies other than the U.S. dollar, which is the functional and presentation currency of the Company. The Company has exposure to monetary and non-monetary foreign currency risk due to the effects of changes in foreign exchange rates related to consolidated Canadian subsidiaries, equity-accounted investments, and cash and debt in Canadian dollars held at the corporate level. The Company manages foreign currency risk by raising equity in Canadian dollars and by matching its principal cash outflows to the currency in which the principal cash inflows are denominated.

42 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The impact of a 1% increase or decrease in the Canadian dollar exchange rate would result in the following impacts to assets and liabilities:

For the six months ended June 30	2021		2020
(in thousands of U.S. dollars)	1% increase	1% decrease	1% increase	1% decrease
Assets
Equity-accounted investments in multi-family rental properties	$198	$(198)	$189	$(189)
Equity-accounted investments in Canadian residential developments	935	(935)	609	(609)
Canadian development properties	1,184	(1,184)	1,001	(1,001)
Investments in U.S. residential developments	3	(3)	13	(13)

	$2,320	$(2,320)	$1,812	$(1,812)

Liabilities
Debt	466	(466)	766	(766)

	$466	$(466)	$766	$(766)

Foreign exchange volatility is already embedded in the fair value of derivative financial instruments (Note 19), and therefore is excluded from the sensitivity calculations above.

Other price risk

Other price risk is the risk of variability in fair value due to movements in equity prices or other market prices such as commodity prices and credit spreads. The Company does not hold any financial instruments that are exposed to equity price risk including equity securities and equity derivatives.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause financial loss for the other party by failing to discharge an obligation. The Company has no significant concentrations of credit risk and its exposure to credit risk arises primarily through loans and receivables which are due primarily from associates. At June 30, 2021, the Company’s exposure to credit risk arising from its investment in debt instruments was $8,814 (December 31, 2020 – $13,937). Through the equity portion of its investments, the Company is also indirectly exposed to credit risk arising on loans advanced by investees to individual real estate development projects.

Credit risk also arises from the possibility that residents may experience financial difficulty and be unable to fulfill their lease commitments. A provision for bad debt (or expected credit loss) is taken for all anticipated collectability risks. The Company also manages credit risk by performing resident underwriting due diligence during the leasing process. As at June 30, 2021, the Company had rent receivables of $3,300 (December 31, 2020 – $4,274), net of bad debt, which adequately reflects the Company’s credit risk.

Liquidity risk

The real estate industry is highly capital intensive. Liquidity risk is the risk that the Company may have difficulty in meeting obligations associated with its financial liabilities as they fall due. Liquidity risk also includes the risk of not being able to liquidate assets in a timely manner at a reasonable price. The Company’s liquidity risk management includes maintaining sufficient cash on hand and the availability of funding through an adequate amount of committed credit facilities, as well as performing periodic cash flow forecasts to ensure the Company has sufficient cash to meet operational and financing costs. The Company’s primary source of liquidity consists of cash and other financial assets, net of deposits and other associated liabilities, and undrawn available credit facilities. Cash flow generated from operating the rental property portfolio represents the primary source of liquidity used to service the interest on the property-level debt and fund direct property operating expenses, as well as reinvest in the portfolio through capital expenditures.

The Company is subject to the risks associated with debt financing, including the ability to refinance indebtedness at maturity. The Company believes these risks are mitigated through the use of long-term debt secured by high-quality assets, by maintaining certain debt levels that are set by management, and by staggering maturities over an extended period.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 43

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The following tables present the contractual maturities of the Company’s financial liabilities at June 30, 2021 and December 31, 2020, excluding remaining unamortized deferred financing fees and debt discount:

(in thousands of U.S. dollars) As at June 30, 2021	Due on demand and within the year	From 1 to 2 years	From 3 to 4 years	From 5 years and later	Total
Liabilities
Debt(1)	$24,704	$1,248,467	$699,167	$1,326,607	$3,298,945
Other liabilities	—	5,147	7,712	21,681	34,540
Limited partners’ interests in single-family rental business	—	—	—	559,893	559,893
Convertible debentures	—	171,424	—	—	171,424
Derivative financial instruments	—	14,681	—	108,562	123,243
Due to Affiliate	—	—	—	300,000	300,000
Amounts payable and accrued liabilities	98,291	—	—	—	98,291
Resident security deposits	48,414	—	—	—	48,414
Dividends payable	11,839	—	—	—	11,839

Total	$183,248	$1,439,719	$706,879	$2,316,743	$4,646,589

(1)	The contractual maturities reflect the maturity dates after all extensions have been exercised. The Company intends to exercise the extension options available on all loans.

(in thousands of U.S. dollars) As at December 31, 2020	Due on demand and within the year	From 1 to 2 years	From 3 to 4 years	From 5 years and later	Total
Liabilities
Debt(1)	$274,526	$1,236,540	$1,325,709	$1,327,292	$4,164,067
Other liabilities	—	3,122	1,463	551	5,136
Limited partners’ interests in single-family rental business	—	—	—	356,305	356,305
Convertible debentures	—	172,400	—	—	172,400
Derivative financial instruments(2)	—	—	—	45,494	45,494
Due to Affiliate	—	—	—	300,000	300,000
Amounts payable and accrued liabilities	98,290	—	—	—	98,290
Resident security deposits	45,157	—	—	—	45,157
Dividends payable	10,641	—	—	—	10,641

Total	$428,614	$1,412,062	$1,327,172	$2,029,642	$5,197,490

(1)	The contractual maturities reflect the maturity dates after all extensions have been exercised. The Company intends to exercise the extension options available on all loans.
(2)

Includes the exchange/prepayment option related to Due to Affiliate (Note 18). Excludes the conversion and redemption options related to the 2022 convertible debentures as the fair value is an asset to the Company as at December 31, 2020.

44 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

The future repayments of principal and interest on financial liabilities are as follows, excluding remaining unamortized deferred financing fees and debt discount:

(in thousands of U.S. dollars) As at June 30, 2021	Within the year	From 1 to 2 years	From 3 to 4 years	From 5 years and later	Total
Principal
Debt(1),(2)	$24,704	$1,248,467	$699,167	$1,326,607	$3,298,945
Convertible debentures	—	171,424	—	—	171,424
Due to Affiliate	—	—	—	300,000	300,000
Interest
Debt(1)	47,568	136,585	84,711	13,822	282,686
Convertible debentures	4,957	4,957	—	—	9,914
Due to Affiliate(3)	12,938	34,500	34,500	153,271	235,209

Total	$90,167	$1,595,933	$818,378	$1,793,700	$4,298,178

(1)	Certain mortgages’ principal and interest repayments were translated to U.S. dollars at the period-end exchange rate.
(2)	The contractual maturities reflect the maturity dates after all extensions have been exercised. The Company intends to exercise the extension options available on all loans.
(3)	Reflects the contractual maturity date of September 3, 2032.

The details of the net liabilities are shown below:

(in thousands of U.S. dollars)	June 30, 2021	December 31, 2020
Cash	$84,770	$55,158
Amounts receivable	29,742	25,593
Prepaid expenses and deposits	15,038	13,659

Current assets	129,550	94,410
Amounts payable and accrued liabilities	98,291	98,290
Resident security deposits	48,414	45,157
Dividends payable	11,839	10,641
Current portion of long-term debt	25,000	274,190
Convertible debentures	167,513	—
Derivative financial instruments	14,681	—

Current liabilities	365,738	428,278

Net current liabilities	$(236,188)	$(333,868)

During the six months ended June 30, 2021, the change in the Company’s liquidity resulted in a working capital deficit of $236,188 (December 31, 2020 – deficit of $333,868). The working capital deficit is primarily due to the convertible debentures of $167,513 which mature on March 31, 2022. Subsequent to quarter-end, on July 30, 2021, the Company gave notice to debenture holders of its intention to redeem in full all of the outstanding balance of 2022 convertible debentures, and has elected to satisfy the redemption price by the issuance of common shares of the Company (Note 36). The Company has determined that its current financial obligations and working capital deficit are adequately funded from the available borrowing capacity and from operating cash flows. In addition, the Company has set aside cash in separate bank accounts, presented as non-current restricted cash on the consolidated balance sheets, to settle its obligations for resident security deposits.

As of June 30, 2021, the outstanding amount under the corporate credit facility was $14,000 (December 31, 2020 – $26,000) and $486,000 of the corporate credit facility remained available to the Company. During the six months ended June 30, 2021, the Company received distributions of $30,088 (2020 – $58,757) from its investments.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 45

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

33. CAPITAL MANAGEMENT

The Company’s objectives when managing capital are: (i) to safeguard its ability to meet financial obligations and growth objectives, including future acquisitions; (ii) to provide an appropriate return to its shareholders; and (iii) to maintain an optimal capital structure that allows multiple financing options, should a financing need arise. The Company’s capital consists of debt (including credit facilities, term loans, mortgages, securitizations, convertible debentures and Due to Affiliate), cash and shareholders’ equity. In order to maintain or adjust the capital structure, the Company manages equity as capital and may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or subsidiary entity interests, repurchase and cancel shares or sell assets.

As of June 30, 2021, the Company was in compliance with all financial covenants in its debt facilities (Note 16).

34. SUPPLEMENTARY CASH FLOW DETAILS

The details of the adjustments for non-cash items from continuing operations presented in operating activities of the cash flow statement are shown below:

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Fair value gain on rental properties (Note 4)	$(254,312)	$(32,839)	$(366,614)	$(53,476)
Fair value loss on derivative financial instruments and other liabilities (Note 19)	41,475	450	78,647	2,594
(Income) loss from investments in U.S. residential developments (Note 8)	(8,251)	(3,155)	(14,910)	76,424
Income from equity-accounted investments in multi-family rental properties (Note 5)	(14,272)	(162)	(13,815)	(217)
(Income) loss from equity-accounted investments in Canadian residential developments (Note 6)	(27)	7	(24)	(5,090)
Amortization and depreciation expense (Notes 22, 23)	2,849	2,775	5,499	5,548
Deferred income taxes (Note 12)	47,104	8,114	114,231	(2,853)
Net change in fair value of limited partners’ interests in single-family rental business (Note 24)	49,246	9,314	75,387	14,765
Amortization of debt discount and financing costs (Note 20)	4,129	2,098	8,043	4,141
Interest on lease obligation (Note 20)	247	84	346	165
Long-term incentive plan (Note 29)	5,177	684	6,514	(9)
Annual incentive plan (Note 29)	5,326	4,073	11,922	6,749
Unrealized foreign exchange gain	(4,914)	(4,629)	(4,796)	(7,370)

Adjustments for non-cash items from continuing operations	$(126,223)	$(13,186)	$(99,570)	$41,371

The following table presents the changes in non-cash working capital items from continuing operations for the periods ended June 30, 2021 and June 30, 2020.

	For the three months ended June 30		For the six months ended June 30
(in thousands of U.S. dollars)	2021	2020	2021	2020
Amounts receivable	$11,061	$(4,846)	$(4,149)	$(8,799)
Prepaid expenses and deposits	2,703	7,450	(1,379)	(11,994)
Resident security deposits	1,480	8,661	3,257	42,998
Amounts payable and accrued liabilities	22,199	13,225	1	67,049
Non-cash working capital items acquired on deemed acquisition(1)	—	—	—	(69,584)
Non-cash working capital items acquired with Canadian development properties (Note 7)	—	(4,878)	—	(4,878)
Deduct non-cash working capital items from discontinued operations	(13,958)	(3,153)	(29,385)	(13,709)

Changes in non-cash working capital items from continuing operations	$23,485	$16,459	$(31,655)	$1,083

(1)

The comparative figure has been adjusted to conform with the current period presentation to exclude $18,634 of non-cash working capital items acquired on the deemed acquisition of the U.S. multi-family rental business on January 1, 2020, which is now presented as discontinued operations (Notes 2 and 3).

46 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

35. FINANCING ACTIVITIES

			Non-cash changes
(in thousands of U.S. dollars)	As at December 31, 2020	Cash flows	Foreign exchange movement	Fair value changes	Additions/ (Dispositions)(1)	Other(2)	As at June 30, 2021
SFR JV-1 subscription facility	$115,664	$(91,665)	$—	$—	$—	$252	$24,251
SFR JV-1 warehouse credit facility	95,950	397,061	—	—	—	499	493,510
Warehouse credit facility	10,110	(67)	—	—	—	85	10,128
Securitization debt 2017-1	459,530	(2,022)	—	—	—	—	457,508
Term loan	374,745	(154,051)	—	—	—	—	220,694
SFR JV-HD subscription facility	—	29,856	—	—	—	27	29,883
Securitization debt 2017-2	362,683	(1,105)	—	—	—	152	361,730
SFR JV-HD warehouse credit facility(4)	—	(1,567)	—	—	—	44	(1,523)
Securitization debt 2018-1	311,913	(285)	—	—	—	71	311,699
SFR JV-1 securitization debt 2019-1	326,767	(113)	—	—	—	635	327,289
SFR JV-1 securitization debt 2020-1	543,803	(243)	—	—	—	871	544,431
Securitization debt 2020-2	432,817	(329)	—	—	—	561	433,049
Term loan 2(3)	96,077	(96,077)	—	—	—	—	—
U.S. multi-family credit facility(1)	109,890	(109,890)	—	—	—	—	—
Mortgage tranche A(1)	160,090	—	—	—	(160,090)	—	—
Mortgage tranche B(1)	400,225	—	—	—	(400,225)	—	—
Mortgage tranche C(1)	240,135	—	—	—	(240,135)	—	—
Land loan	21,991	—	599	—	—	—	22,590
Mortgage	12,463	(210)	338	—	—	6	12,597
Vendor take-back (VTB) loan 2021(3)	25,564	(26,271)	707	—	—	—	—
Corporate credit facility	26,000	(12,000)	—	—	—	—	14,000
Corporate office mortgages	11,089	(155)	302	—	—	—	11,236
2022 convertible debentures(5)	165,956	—	—	—	—	1,557	167,513
Due to Affiliate	251,647	—	—	—	—	2,307	253,954
Derivative financial instruments(6),(7)	45,494	—	—	78,590	—	(841)	123,243
Limited partners’ interests in single-family rental business	356,305	128,201	—	75,387	—	—	559,893
Lease obligations	6,403	(1,173)	—	—	23,857	346	29,433

Total liabilities from financing activities	$4,963,311	$57,895	$1,946	$153,977	$(776,593)	$6,572	$4,407,108

(1)

On March 31, 2021, U.S. multi-family rental mortgages totalling $800,450 were deconsolidated from the Company’s balance sheet in connection with the sale of an 80% interest in the U.S. multi-family rental portfolio (Note 3). The Company fully repaid the U.S. multi-family credit facility with the proceeds of the syndication, which is presented within change in cash from discontinued operations on the consolidated statement of cash flow.

(2)	Includes amortization of transaction costs and debt discount and interest on lease obligations.
(3)	Term loan 2 and the vendor take-back (VTB) loan 2021 were fully repaid during the year.
(4)	On May 12, 2021, SFR JV-HD entered into a new warehouse credit facility agreement with a total commitment value of $375,000. There was no balance drawn on the facility as at June 30, 2021.
(5)	Includes the amortization of debentures discount and issuance costs, net of the conversion of $976 principal amount of 2022 convertible debentures into common shares.
(6)

The embedded derivative on the 2022 convertible debentures was an asset of $841 as at December 31, 2020 and a liability of $14,681 as at June 30, 2021; as a result, the balance was reclassified from asset to liability on the consolidated balance sheet.

(7)

The interest rate cap component included in the derivative financial instruments was an asset of $30 as at June 30, 2021 and as a result is excluded from the above table and classified as an asset on the consolidated balance sheet.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 47

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

			Non-cash changes
(in thousands of U.S. dollars)	As at December 31, 2019	Cash flows	Foreign exchange movement	Fair value changes	Additions	Other(1)	As at June 30, 2020
SFR JV-1 subscription facility	$185,161	$(4,900)	$—	$—	$—	$251	$180,512
SFR JV-1 warehouse credit facility	209,998	88,792	—	—	—	733	299,523
Term loan 2	96,077	—	—	—	—	—	96,077
Warehouse credit facility	29,864	(1,124)	—	—	—	—	28,740
Securitization debt 2016-1	357,478	(3,027)	—	—	—	—	354,451
Securitization debt 2017-1	461,301	(957)	—	—	—	—	460,344
Term loan	375,000	—	—	—	—	—	375,000
Securitization debt 2017-2	363,357	(433)	—	—	—	72	362,996
Securitization debt 2018-1	313,093	(550)	—	—	—	151	312,694
SFR JV-1 securitization debt 2019-1	325,511	—	—	—	—	622	326,133
SFR JV-1 securitization debt 2020-1	—	—	—	—	—	—	—
Securitization debt 2020-2	—	—	—	—	—	—	—
U.S. multi-family credit facility	115,890	(3,000)	—	—	—	—	112,890
Mortgage tranche A	160,090	—	—	—	—	—	160,090
Mortgage tranche B	400,225	—	—	—	—	—	400,225
Mortgage tranche C	240,135	—	—	—	—	—	240,135
Vendor take-back (VTB) loan 2020	—	—	—	—	10,314	—	10,314
Land loan	10,779	—	(505)	—	10,272	—	20,546
Vendor take-back (VTB) loan 2021	—	—	—	—	23,805	—	23,805
Mortgage	3,149	(184)	(9)	—	8,870	1	11,827
Corporate credit facility	297,000	32,500	—	—	—	—	329,500
Corporate office mortgages	11,153	(221)	(436)	—	—	—	10,496
2022 convertible debentures	161,311	—	—	—	—	2,311	163,622
Due to Affiliate	—	—	—	—	—	—	—
Derivative financial instruments(2)	657	—	—	1,555	(28)	—	2,184
Limited partners’ interests in single-family rental business	285,774	15,559	—	14,765	—	—	316,098
Lease obligations	6,524	(1,205)	—	—	565	165	6,049
Other liabilities	13,375	(13,148)	—	1,039	508	—	1,774

Total liabilities from financing activities	$4,422,902	$108,102	$(950)	$17,359	$54,306	$4,306	$4,606,025

(1)	Includes amortization of transaction costs and debt discount and interest on lease obligations.
(2)	Represents the embedded derivative liability on the 2022 convertible debentures.

48 2021 SECOND QUARTER REPORT TRICON RESIDENTIAL

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

for the three and six months ended June 30, 2021

(in thousands of U.S. dollars, except per share amounts and percentage amounts)

36. SUBSEQUENT EVENTS

SFR JV-2

On July 19, 2021, the Company announced a new single-family rental joint venture (“SFR JV-2”) with three institutional investors to acquire single-family rental homes targeting the middle-market demographic in the U.S. Sun Belt. The joint venture will have an initial equity capitalization of $1,400,000, with the partners having the option to increase their commitment to $1,550,000, including Tricon’s co-investment of $450,000.

2022 convertible debentures

On July 30, 2021, the Company gave notice to debenture holders of its intention to redeem in full all of the outstanding balance of 5.75% extendible convertible unsecured subordinated debentures (the “2022 convertible debentures”) effective September 9, 2021, and has elected to satisfy the redemption price by the issuance of common shares of the Company. As at July 30, 2021, the outstanding 2022 convertible debentures are convertible into 16,388,528 common shares of the Company at a conversion rate of 95.6023 common shares per $1,000 principal amount, or a conversion price of approximately $10.46 per common share (equivalent to C$13.02 as of July 30, 2021).

Quarterly dividend

On August 10, 2021, the Board of Directors of the Company declared a dividend of seven cents per common share in Canadian dollars payable on or after October 15, 2021 to shareholders of record on September 30, 2021.

TRICON RESIDENTIAL 2021 SECOND QUARTER REPORT 49

Imagine a world where housing unlocks life’s potential 7 St. Thomas Street, Suite 801 Toronto, Ontario M5S 2B7 T 416 925 7228 F 416 925 7964 www.triconresidential.com